--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
--------------------------------------------------------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MIV THERAPEUTICS, INC.
                    -----------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                        3841                       n/a
 ---------------------------    ---------------------------- -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

    1-8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3, Tel. (604) 301-9545
          (Address and telephone number of principal executive offices)

               1-8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3
     ----------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

            (Name, address and telephone number of agent for service)

--------------------------------------------------------------------------------
Copies to:

Thomas A. Braun                                    Alan Lindsay
Braun and Company                                  President
702 - 777 Hornby Street                            MIV Therapeutics, Inc.
Vancouver, BC  V6Z 1S2                             1-8765 Ash Street
Fax (604) 605-0508                                 Vancouver, BC  V6B 2K7
                                                   Fax (604) 301-9546

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                     PROPOSED               PROPOSED
CLASS OF                   AMOUNT                 MAXIMUM                MAXIMUM                 AMOUNT OF
SECURITIES TO BE           TO BE                  OFFERING PRICE         AGGREGATE               REGISTRATION
REGISTERED                 REGISTERED             PER UNIT               OFFERING PRICE          FEE [1]
-------------------------------------------------------------------------------------------------------------
Shares of Common Stock:
par value $0.001 per share
issuable upon exercise of
warrants                   2,720,000              $0.26                  $707,200                $83.24
-------------------------------------------------------------------------------------------------------------

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(g) under the Securities Act of 1933, as amended, and is calculated on the basis of the price at which the warrants may be exercised.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                             MIV THERAPEUTICS, INC.
                    2,720,000 COMMON STOCK PURCHASE WARRANTS

The selling shareholder named in this prospectus is offering all of the shares of common stock issuable upon exercise of the warrants and offered through this prospectus.

The selling shareholder will sell at prevailing market prices or privately negotiated prices.

The Company's common stock is presently traded on the OTC Bulletin Board under the stock symbol MIVT.OB.

The trading price of the common stock was $0.25 per share as of December 6, 2004.

----------------------
AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLES "RISK FACTORS" ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
----------------------

               The Date of this Prospectus is: December 16, 2004

                               TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS                                 Page

Summary Information & Risk Factors .....................................       5
Use of Proceeds ........................................................      14
Plan of Distribution ...................................................      14
Legal Proceedings ......................................................      15
Directors, Executive Officers, Promoters and Control Management ........      16
Security Ownership of Certain Beneficial Owners and Management .........      21
Description of Securities ..............................................      22
Interest of Named Experts and Counsel ..................................      24
Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities .......................................      24
Certain Relationships and Related Transactions .........................      25
Description of Business ................................................      25
Management's Discussion and Analysis or Plan of Operation ..............      30
Description of Property ................................................      35
Market for Common Equity and Related Stockholder Matters ...............      38
Executive Compensation .................................................      38
Financial Statements ...................................................      40
Changes in and Disagreements with Accountants on Accounting
      and Financial Disclosure .........................................      40

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers ..............................      41
Other Expenses of Issuance and Distribution ............................      45
Recent Sales of Unregistered Securities ................................      45
Exhibits ...............................................................      50
Undertakings ...........................................................      50
Signatures .............................................................      53

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

FINANCIAL SUMMARY INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of the Company and related notes included elsewhere in this prospectus.

------------------------------------------ ------------------------------------ ----------------------------
INCOME STATEMENT DATA                                   YEAR ENDED                   3 MONTHS ENDED
(AUDITED)                                             MAY 31, 2004                    AUG. 31, 2004
------------------------------------------ ------------------------------------ ----------------------------
Revenue                                                    $0                              $0
------------------------------------------ ------------------------------------ ----------------------------
Expenses                                               $3,510,417                       $862,420
------------------------------------------ ------------------------------------ ----------------------------
Interest Income                                            $0                            $3,275
------------------------------------------ ------------------------------------ ----------------------------
Minority Interest Share of Loss                            $0                              $0
------------------------------------------ ------------------------------------ ----------------------------
Net Profits (Losses)                                  ($3,471,891)                     ($858,853)
------------------------------------------ ------------------------------------ ----------------------------


------------------------------------------ ------------------------------------ ----------------------------
BALANCE SHEET DATA                                    YEAR ENDED                     3 MONTHS ENDED
(AUDITED)                                            MAY 31, 2004                     AUG. 31, 2004
------------------------------------------ ------------------------------------ ----------------------------
Working Capital (deficit)                             $2,118,069                       $1,437,250
------------------------------------------ ------------------------------------ ----------------------------
Total Assets                                          $2,480,074                       $1,793,511
------------------------------------------ ------------------------------------ ----------------------------
Total Liabilities                                     $  184,456                       $  183,982
------------------------------------------ ------------------------------------ ----------------------------
Shareholders Equity (deficit)                         $2,295,618                       $1,609,529
------------------------------------------ ------------------------------------ ---------------------------

Our auditors have expressed substantial doubt regarding our ability to continue as a going concern.

PROSPECTUS SUMMARY

DESCRIPTION OF BUSINESS

MIV Therapeutics, Inc. (the "Company" or "MIVT") is involved in the design, manufacture and development a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

The Company was incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On April 25, 2000 the Company filed a registration statement on Form 10SB to register its common stock under the Securities Exchange Act of 1934 (the "Exchange Act"), and thereby became a reporting company, and also became eligible for listing its common stock on the Over-the-Counter Bulletin Board (the "OTCBB"). The Company's common stock was qualified and listed for trading on the OTCBB on July 13, 2000.

In April 2001, the Company signed a Share Exchange and Finance Agreement with M-I Vascular Innovations, Inc., a stent medical device development company, and the Company exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for shares in the Company. Pursuant to the terms of the Agreement, the Company completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May 2001,the Company announced a change of business and control, elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend the Company's Articles of Incorporation, the Company changed its name to MIV Therapeutics, Inc. The Company's shares are currently trading under the symbol "MIVT.OB" on the OTCBB.

THE OFFERING


Securities Offered                  2,720,000 shares of common stock issuable
                                    upon exercise of warrants

Minimum number of shares            None
to be sold in this offering

Terms of Warrants                   Each of the 2,720,000 warrants entitles the
                                    Holder to purchase one share of the common stock from the Company. The exercise price is $0.26 per share, subject to the adjustment provisions in the Warrant
                                    Agreement. The expiry date for the warrants is November 15, 2007.

The Company's common stock is currently trading on the OTCBB under the stock symbol "MIVT.OB". As of December 14, 2004, the company's common stock was trading at a price of $0.23 per share.

Number of Shares, Warrants and Options Outstanding

As of December 16, 2004, there were 41,506,329 shares of the common stock issued and outstanding and 5,276,904 shares outstanding that were being held in Trust pursuant to a Regulation S offering. The shares were being held as part of an offering of the Company's special class Reg S shares on the Berlin Stock Exchange and remained outstanding, but not issued.

As of November 30, 2004, there were 15,305,185 warrants with various exercise process and expiry dates attached. As of November 30, 2004, the Company also had 3,955,000 authorized stock options outstanding pursuant to a Stock Option Plan. Please see the information concerning warrants on page 33, the information concerning the common stock on page 21 and the information concerning Stock Options on page 33.

RISK FACTORS

The business of the Company involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement, or statements, made in this report. These risks and uncertainties include, but are not necessarily limited to the risks set forth below. The Company's securities are speculative and investment in the Company's securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested.

BECAUSE WE ARE CURRENTLY A DEVELOPMENT STAGE COMPANY, WE HAVE NO PRODUCTS AVAILABLE FOR SALE OR USE AND MAY LACK THE FINANCIAL RESOURCES NEEDED TO BRING PRODUCTS TO MARKET.

The Company is in the development stage and currently has no products approved for sale or use. The Company will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products, and thus the Company's long-term viability, growth, and profitability will depend upon successful testing, approval, and commercialization of the MIVT Stent or other products resulting from its research and development activities. Adverse or inconclusive results in clinical trials of these products could significantly delay or ultimately preclude any regulatory approvals, and even if obtained there can be no assurance that any product approval would lead to the successful commercialization of the product approved. Furthermore, the Company does not expect to begin the regulatory approval process in the United States for at least the next three years, and will only pursue approval and marketing of its products in the countries recognizing the CE Mark, such as most European and Asian countries.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE MEDICAL DEVICE INDUSTRY.

The Company has a limited operating history upon which an evaluation of its prospects can be made. There can be no assurance that the Company will effectively execute MIVT's business plan or manage any growth of the MIVT business, or that the Company's future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for the Company's products, the level of product and price competition, the Company's success in setting up and expanding distribution channels, and whether the Company can control costs. Many of these factors are beyond the control of the Company. In addition, the Company's future prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

BECAUSE WE HAVE A HISTORY OF LOSSES AND ANTICIPATE CONTINUED LOSSES THROUGH OUR DEVELOPMENT STAGE, WE MAY LACK THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS.

Since inception, the Company has suffered recurring losses and has not earned any revenues to date. The Company posted a loss of 3,471,891 for the year ended May 31, 2004. The Company posted a loss of $3.17 million during the year ended May 31, 2003; a loss of $3.92 million during the year ended May 31, 2002; and had has losses totaling $15,165,920 since inception. The Company has funded its operations through the issuance of common stock, and through related party loans since inception, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There can be no assurance that any such events will occur, that the Company will attain revenues from commercialization of its products, or that the Company will ever achieve profitable operations.

BECAUSE THE LIFE CYCLE OF MEDICAL PRODUCTS ARE DIFFICULT TO PREDICT, EVEN IF WE WERE TO INTRODUCE A PRODUCT TO THE MARKET WE MAY NOT BE ABLE TO GAIN MARKET ACCEPTANCE OF THE PRODUCT.

The life cycle of the products that the Company plans to develop is difficult to predict. Failure to gain timely market acceptance of its products would have a material adverse effect on the Company's ability to generate revenue, and would have a material adverse effect on the Company's business, financial condition and results of operations. To successfully gain market acceptance, the Company must develop the ability to manufacture its products in large quantities in compliance with regulatory requirements and at an acceptable cost. The Company has no long-term experience in manufacturing stent products, and could experience difficulties in development or manufacturing that may have a material adverse effect on the Company's ability to market its product. Moreover, there can be no assurance that the Company will be successful in scaling up manufacturing operations sufficient to produce its products in sufficient volume to generate market acceptance.

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR NATIONAL COMPETITORS WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO CAPTURE MARKET SHARE.

The market in which the Company intends to operate is dominated by several large firms with established products, and the Company's success is dependant upon acceptance of its products by the medical community as reliable, safe and cost-effective. It may be difficult or impossible for the Company to achieve such acceptance of its products in view of these market conditions. In addition, the Company's competitors are more financially stable than the Company and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than the Company, with products that will compete with its products, should it be successfully approved and commercialized. Moreover, even if the Company successfully brings its products to market ahead of its projected competitors, established competitors could quickly bring products to market that would compete. In addition, the medical device market is subject to constant introduction of new products and designs. Market acceptance of the Company's products may be influenced by new products or technologies that come to market, which could render the Company's products obsolete or prohibitively expensive.

BECAUSE WE HAVE NOT EARNED ANY REVENUES FROM OPERATIONS, OUR CAPITAL REQUIREMENTS HAVE BEEN MET THROUGH FINANCIAL AND IT IS NOT CERTAIN WE WILL BE ABLE TO CONTINUE TO FIND FINANCING TO MEET OUR OPERATING REQUIREMENTS.

The Company's capital requirements have been and will continue to be significant. The Company will be dependant on future financing to fund its research and development as well as other working capital requirements. The Company estimates that its current working capital will support its activities for no more than four months. After that time, the Company will need additional financing. The Company is currently anticipating further subscriptions for its common stock, but there can be no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for the Company to meet its current and expected working capital needs. It is not anticipated that any of the officers, directors or current shareholders of the Company will provide any significant portion of the Company's future financing requirements.

Furthermore, in the event that the Company's plans change, its assumptions change or prove inaccurate, or its capital resources prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

BECAUSE WE ARE IN THE DEVELOPMENT STAGE AND HAVE NOT YET PRODUCED A MARKETABLE PRODUCT, WE MAY LACK THE ABILITY TO RECRUIT SUITABLE CANDIDATES FOR EMPLOYMENT, OR TO ATTRACT THEM TO THE COMPANY SHOULD THEY BE IDENTIFIED.

The Company currently has six (6) full time employees. The remainder of the Company's management has been undertaken by independent consultants. This may make it difficult for the Company to attract capital investment sufficient to meet its capital needs. Because the Company is in the development stage and has not yet produced a marketable product, it will be reliant upon its ability to attract skilled members of the Stent or medical products industries. There can be no assurance that the Company will be able to identify suitable candidates for employment, or to attract them to the Company should they be identified. In addition, the Company will be heavily dependent upon creative design and engineering skills of individuals with whom it has little familiarity, and who may not perform as expected.

BECAUSE WE MAY NOT BE ABLE TO OBTAIN PATENTS FOR THE DEVICES WE ARE CURRENTLY RESEARCHING, WE MAY NOT BE ABLE TO PROTECT THE INTELLECTUAL PROPERTY RIGHTS.

The Company's success will depend in part on whether the Company can obtain patent protection for its products and processes, preserve trade secrets and proprietary technology, and operate without infringing upon patent or other proprietary rights of third parties. The Company has patent applications pending in the United States and in several foreign markets, and is in the process of filing additional foreign patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. A significant number of medical device companies, other companies, universities, and research institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in the medical products industry generally, and the stent industry in particular, are aggressive in attempts to block new entrants to their markets, and the Company's products, if successfully developed, may interfere with the intellectual property rights of these companies. The Company's success will depend on its products not infringing patents that the Company expects would be vigorously prosecuted. Furthermore, the validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the Company successfully patents the MIVT laser-cut stent, there can be no assurance that it would be able to successfully assert its patents against competing products. In addition, infringement claims against the MIVT laser-cut stent could be sufficiently expensive to have a material adverse effect on the Company's results or ability to continue marketing its products.

BECAUSE PRODUCT LIABILITY IS INHERENT IN THE MEDICAL DEVICES INDUSTRY AND INSURANCE IS EXPENSIVE AND DIFFICULT TO OBTAIN, THE COMPANY MAY BE EXPOSED TO LARGE LAWSUITS.

The Company's business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products. While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. The Company has not yet sought to obtain product liability coverage. The Company intends to obtain such coverage when it is apparent that the MIVT Stent or other products developed by the Company will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company, and could have a material adverse effect on the Company's results or ability to continue marketing its products.

BECAUSE THE HEALTHCARE INDUSTRY IS SUBJECT TO CHANGING POLICIES AND PROCEDURES, WE MAY FIND IT DIFFICULT TO CONTINUE TO COMPETE IN AN UNCERTAIN ENVIRONMENT

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years, government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use the products that the Company intends to develop. This could substantially impair the Company's ability to successfully commercialize the MIVT Stent, which would have a material adverse effect on the Company's performance.

BECAUSE OUR STOCK IS LISTED ON THE OTCBB AND NOT A LARGER OR MORE RECOGNIZED EXCHANGE, INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES OR OBTAIN ACCURATE QUOTATIONS FOR SHARE PRICES.

The Company's common stock is listed on the OTCBB. Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock than would otherwise be the case were the Company's common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-Nasdaq equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company's common stock, which could limit the liquidity of the common stock and the ability of the Company's stockholders to sell their stock in the secondary market.

GOING CONCERN RISK

There is substantial doubt as to our ability to continue as a going concern based on our past operating losses and predicted future operating losses. Our auditor has issued a going concern opinion on our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured. There can be no assurances that any required capital can be obtained on terms favorable to the Company.

DEFAULT ON LOAN

The Company had an outstanding loan of $500,000 which was repayable on December 31, 2005. The loan was payable to International Mercantile Holding Group, Inc. ("IMHG"). An action was commenced by the Company against IMHG for a declaration that no monies are owed by the Company to IMGH and an accounting for any Endovasc Ltd., Inc. common shares sold by IMGH.

The interest rate on the loan was equal to the London Interbank Offered Rate plus 1%. The loan was secured by 1 million common shares of Endovasc Ltd., Inc.(OTCBB: EVSC) common shares. Earlier in the year, Endovasc completed a stock split, effectively increasing the number of Endovasc shares held as security to
1.2 million shares. On June 2, 2003, the Company failed to make the interest payment required on the loan. Consequently on June 12, 2003, the loan became in default and the lender became entitled to deal with the Endovasc Ltd. Inc. stock in any manner it chooses in its sole discretion. The agreement required that in the event of any sale of the collateral, the lender shall account for the number of shares sold. In the event there is collateral remaining after payment of principal and accrued interest, the lender shall return the remaining unsold portion of the collateral to the Company. The Company has not received any notice of default from the lender nor an accounting from the lender for shares sold, if any, subsequent to June 12, 2003.

On January 8, 2004, the Supreme Court of British Columbia granted an Order declaring that the Company's debt to International Mercantile Holding Group Inc. was extinguished by the sale of the collateral it had pledged to the lender. This reduced the debt shown on the Company's financial statements by $450,000 for the quarter ended February 29, 2004.

The Company received the shares of Endovasc pursuant to a Licensing Agreement entered into in May, 2002. The License Agreement provided an exclusive worldwide license to the Company for the manufacturing, distribution and marketing of the Endovasc product PROStent(TM). In consideration for the license agreement, Endovasc was to receive $2.2 million in staged payments, royalty fees, as well as funding for an arm of the research devoted to stent coatings. In return, the Company received 1 million preferred shares of Endovasc for which it paid $50,000. In May 2003 the Company announced it chose not to extend the PROstent(TM) License Agreement with Endovasc for economic reasons. The Company felt it would be more economically viable to focus its resources on its proprietary hydroxyapatite stent coating program.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could" "may", "will ", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

USE OF PROCEEDS

If all of the redeemable stock purchase warrants are exercised, the Company will receive gross proceeds from exercise of the redeemable stock purchase warrants of approximately $707,200. The Company intends to use the net proceeds for general corporate purposes including, in order of priority, working capital, research and development, and clinical trials.

The foregoing represents the Company's intentions based upon its present plans and business conditions. The occurrence of unforeseen events or changes in business conditions, however, could result in applying the proceeds from the exercise of the redeemable stock purchase warrants in a manner other than as described in this prospectus.

PLAN OF DISTRIBUTION

The securities underlying the warrants will not be offered through underwriters.

The Selling Security Holder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holder and any of its pledgees, assignees and successors-in-interest may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;
* block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
* purchases by a broker/dealer as principal and resale by the broker/dealer for its account;
* an exchange distribution in accordance with the Rules of the applicable exchange;
*    privately negotiated transactions;
*    settlement of short sales;
* broker/dealers may agree with the Selling Security Holder to sell a specified number of such shares at a stipulated price per share;
*    a combination of any such methods of sale; and
*    any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker/dealers engaged by the Selling Security Holder may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the Selling Security Holder (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holder does not expect these commissions to exceed what is customary in the types of transactions involved. The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Security Holder to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Security Holder, Trilogy Capital Pertners, Inc. ("Trilogy") and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Trilogy has informed the Company that IT DOES NOT HAVE ANY AGREEMENT OR UNDERSTANDING, DIRECTLY OR INDIRECTLY, WITH ANY PERSON TO DISTRIBUTE THE COMMON STOCK.

The Company is required to pay all fees and expenses incident to the registration of the shares.

                                LEGAL PROCEEDINGS

JOHN MA
-------

As disclosed in the Company's prior filings, the Company was the Appellate in an action in the British Columbia Court of Appeal.

On September 22, 2004 the British Columbia Court of Appeal dismissed with costs two appeals of MIV Therapeutics, Inc. (the Company") seeking to set aside the Order of the Honourable Mr. Justice Lowry pronounced on May 20, 2003 whereby the British Columbia Supreme Court ordered the Company and its majority owned subsidiary M-I Vascular Innovations, Inc. ("Vascular") to take all necessary steps to exchange 3,192,399 shares of Vascular owned by John Ma for 3,192,399 shares of the Company.

By counterclaim in the British Columbia Supreme Court, the Company continues to dispute John Ma's entitlement to his Vascular shares (and to any Company shares he receives in exchange for his Vascular shares), and the Company is suing Mr. Ma for damages for fraudulent misrepresentation. In a further action in the Supreme Court of British Columbia, the Company is suing Mr. Ma for defamation. The Company believes it will be successful in its claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL MANAGEMENT

The following table sets forth the name, age, and position of the executive officers and directors of the Company as of December 16, 2004. The directors were appointed until the Company's next annual general meeting or until a successor is elected and qualifies to be a director of the Company:


NAME                       AGE              TITLE                                 TERM
----                       ---              -----                                 ----
Alan P. Lindsay            53               Chairman, President, CEO              Annual
Patrick A. McGowan         65               Executive Vice President, CFO,
                                               Secretary, Director                Annual
Dr. Daniel Savard          53               Director                              Annual
Dr. Tom Troczynski         50               Vice President, Coatings              Annual
Arc Rajtar                 56               Vice President, Operations for        Annual
                                               MIVI Technologies, Inc.
Dr. Dov Shimon             54               Chief Medical Officer                 Annual


The following table sets forth the portion of their time the Officers and Directors devote to the Company:

Alan P. Lindsay           100%              Dr. Tom Troczynski             10%
Patrick A. McGowan        100%              Arc Rajtar                     100%
Dr. Daniel Savard          10%              Dr. Dov Shimon                 50%

The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and is qualified. The term of office for each officer of the Company is at the pleasure of the board of directors.

The board of directors does not have a nominating committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the directors and executive officers of the Company.

Family Relationships:               None

BUSINESS EXPERIENCE

The following is a brief account of the business experience during the past five years of each director and executive officer of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

ALAN P. LINDSAY, Chairman, President, and CEO, age 53.

Mr. Lindsay has been MIVT's Chairman, President and CEO since October 2001. He has extensive experience in building companies and taking them public on recognized stock exchanges. Before coming to MIVT, Mr. Lindsay was the Chairman, President and CEO of Azco Mining, a base metals exploration company, he co-founded and took public on the Toronto and American Stock Exchange. Mr. Lindsay served as Azco's CEO and President from 1991-1994, its Chairman and CEO from 1994-1997, and its President, Chairman and CEO from 1997-2000. Azco was listed on the Toronto Stock Exchange in 1993 and on the American Stock Exchange in 1994. Azco was delisted from both exchanges in 2003.

Mr. Lindsay was also Chair-man of the Board of GeneMax Pharmaceuticals Inc., a company he co-founded 1999 and assisted with its financing. Mr. Lindsay resigned as Chairman prior to the company going public, and as director shortly afterward. In 2002 the Company was taken public through a reverse take over and was listed on the OTCBB under the name GeneMax Corp. It currently trades under the stock symbol GMXX. GeneMax Corporation, through GeneMax Pharmaceuticals, is a product-focused biotechnology company specializing in the application of the latest discoveries in cellular immunology and cancer biology to the development of proprietary therapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection. In the past 52 weeks, the price of GeneMax shares have ranged from $10.25 to $0.81 per share. The price of common shares was $0.82 per share as of February 20, 2004.

Prior to becoming an entrepreneur, Mr. Lindsay was responsible for building a significant business and marketing organization in Vancouver, BC for Manulife Financial, a major international financial services corporation. Mr. Lindsay was employed by Manulife from 1976-1982. Mr. Lindsay was responsible for building the marketing organization of the Company in the Greater Vancouver area. From 1982-1989 he served as the Manager of the North American Life's (later acquired by Manulife)Vancouver office. Mr. Lindsay has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

PATRICK A. MCGOWAN, Executive Vice President and Chief Financial Officer, Director, and Secretary, age 65.

Mr. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. From November 1, 2001 to the present, he has been engaged by the Company to serve as its Executive Vice President and Chief Financial Officer, and to assume responsibility for negotiations with attorneys, auditors and financial representatives and the day to day business operations of the Company. From September 1997 to the time he joined MIVT, Mr. McGowan served as CEO of American Petro-Hunter, Inc., an oil exploration company with duties including reviewing business proposals, writing business plans and approving corporate filings. Mr. McGowan was also responsible for all legal matters and functional areas of business for American Petro-Hunter including administration, accounting, contract negotiations, banking, writing press releases and overseeing regulatory filings. American Petro-Hunter is currently listed on the OTCBB under the stock symbol AAPH. During the past 52 weeks, the price of common shares of AAPH has ranged from $0.25 to $0.20 per share. The current trading price of the shares $0.13 as of February 17, 2004.

Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963. Mr. McGowan has no family relationship with any of the persons nominated to become directors or executive officers of the Company. Mr. McGowan has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. DANIEL SAVARD, Director, age 53

Dr. Daniel Savard brings more than 20 years of clinical practice and clinical research in cardiology. From 1997 to the present, Dr. Savard has been President of Medi-Recherche Inc. and Assistant-Medical Director of the Quebec Blue Cross (Canassistance, Inc.). In 2001 Dr. Savard became a member of the Board of Governors of the Quebec Blue Cross. He is also member of the Societe des Medecins Experts du Quebec and he does expertise evaluation in Cardiology mainly for Insurance companies and in civil liability . Since 2000, he his Consultant for La Regie des Rentes du Quebec. Recently, he joint Biomundis, a Canadian venture capital company in biotechnology, as medical Director.

Dr. Savard holds a doctorate degree in medicine from Faculty of Medicine of Montreal University (1971-1976) and a license of the Medical Council of Canada. He completed postdoctoral training in Internal Medicine and in Cardiology at Montreal University (1976-1980) and a 1-year fellowship in clinical and research echocardiography at Quebec Heart Institute of Laval University. He has been certified in Cardiology from the Corporation des Medecins du Quebec and from the Royal College of Physicians and Surgeons of Canada. Dr. Savard is assistant professor of Medicine at University of Montreal and practicing at Centre Hospitalier Universitaire de Montreal, Notre-Dame Hospital in Montreal. His research interests are coronary heart disease, congestive heart failure, arterial hypertension, hyperlipidemia, angiogenesis therapy in coronary heart disease, circadian cycle and ambulatory blood pressure monitoring.

Dr. Savard is highly involved in clinical research. Indeed, he participated in 65 clinical trials or which several were international multicenter studies. He has been member for several pharmaceuticals clinical advisory boards for companies such as Pfizer, Hoechst Marion Roussel, Biovail Corp, Crystaal Corp. and Aventis Pharma Inc. He is currently consultant for Biovail Corp. and for Medisys, an important Canadian Health Care Management company.

He is an active member of several associations such as: the Association des Cardiologues du Quebec ,the Association des Medecins Specialistes du Quebec and of the Societe des Medecins Experts du Quebec. Dr. Savard published more than 40 manuscripts from his research. Dr. Savard has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

TOM TROCZYNSKI, Vice President of Coatings, age 50

Dr. Troczynski joined the Company in February 2002 to assist in the development of its proprietary coating technologies and in the supervision of the Research and Development team at the University of British Columbia. Since 2001, Dr. Troczynski has been a Professor in Metals and Materials Engineering Dept. at the University of British Columbia and leads UBCeram, the largest ceramics research group in Canada. His bio-ceramics development program is focused on the development of biocompatible hydroxyapatite coatings for metallic substrates, such as implants and stents. From 1997 to 2001, Dr. Troczynski was an assistant professor at the University of British Columbia. Dr. Troczynski graduated from McMaster University in Hamilton, Ontario in Materials Science and Engineering in 1987. He has published many journal articles and other publications, as well as filed a number of patents. Dr. Troczynski has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

ARC RAJTAR, Vice President, Operations (MIVI Technologies, Inc.), age 56.

Arc Rajtar joined MIVI Technologies, Inc. the operating subsidiary of MIV Therapeutics, in February 2002. From 1999 to 2002, Mr. Rajar served as Vice President of Logistics of Netlogix Information Technologies, Inc. From 1998 to 2001 Mr. Rajtar was Corporate Quality Assurance Manager at Spectrum Signal Processing, Inc. From 1991 to 1998, he was the President of Quexx International Ltd., a management consulting company that specializes in business process engineering, business development and quality management systems for medical and electronics industries. Mr. Rajtar received a Master in Mechanical Engineering from the Technical University of Gdansk, Poland and is a Chartered Engineer with The Institution of Engineers, Australia and a Member of American Society for Quality. Mr. Rajtar has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DOV SHIMON, Dov V. Shimon, M.D., Director, Chief Medical Officer, age 54

Dr. Dov Shimon is the founder and has been Chief Executive Officer of SagaX Technologies for Medicine, Inc. since 2002. He is a renowned cardiac and thoracic surgeon. In 1977, he graduated with honors from Hadassah Hebrew University Medical School. From 1974-1994, Dr. Shimon trained as a surgeon and cardiothoracic surgeon at Hadassah University Hospital in Israel. From 1984 to 1986, he was the Chief Resident in cardiovascular surgery at the University of Toronto, Canada. In 1986, he was a heart transplantation fellow at the Medical College of Virginia. He was appointed Senior Cardiothoracic Surgeon at Hadassah in 1987 and was tenured in 1989. He headed Israel's transplant program from 1987 to 1992. In Israel, Dr. Shimon pioneered heart transplantation (1987), lung transplantation (1989), and heart-lung transplantation (1993). He has performed more than 8,000 open-heart operations and thousands of other thoracic operations. Dr. Shimon has more than 17 years of experience in animal and clinical testing of medical devices. He was previously a director of the Artificial Heart Institute in Salt Lake City, UT. He is currently a member of numerous medical and scientific societies, including Mensa International, and has authored many peer-reviewed publications. Dr. Shimon retired as Major from the Israel Defense Forces' Medical Corp. reserves (Paratroopers Battalion), where he had been decorated in 1972. He gained wide experience and has served as a senior military surgeon during the war in Lebanon in 1982-1983 and multiple smaller scale battles. Dr. Shimon completed Senior Business Management studies at Tel Aviv University, School of Management in 1996. He has been working since 1999 with medical device companies in the design and implementation of their preclinical and clinical studies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERS OF FIVE PERCENT (5%) OR GREATER, OF THE COMPANY'S COMMON
--------------------------------------------------------------------------
STOCK.
------

The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Registrant's common stock known by the Registrant based upon 41,506,329 SHARES ISSUED AND OUTSTANDING AT DECEMBER 16, 2004.

MIV: PLEASE REQUEST NEW LIST OF SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

---------------------------- -------------------------- -------------------------- --------------------------
                             Name and Address of
Title of                     Beneficial                 Amount of Beneficial       Percent
Class                        Owner                      Interest                   of Class
---------------------------- -------------------------- -------------------------- --------------------------
Common                       Cede & Co.                 23,426,322 (1)             51%
                             PO Box 222
                             Bowling Green Stat
                             New York
---------------------------- -------------------------- -------------------------- --------------------------

(1) Shares are held electronically in the Depository Trust and Clearing Corporation by various shareholders.

THE COMPANY'S COMMON STOCK BENEFICIALLY OWNED BY EACH OFFICER AND DIRECTOR, AND
-------------------------------------------------------------------------------
BY ALL DIRECTORS AND OFFICERS AS A GROUP
----------------------------------------

The following sets forth information with respect to the Company's common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group, at June 14, 2004. The percentages are based on a total of 45,506,790 shares outstanding as of June 14, 2004.

---------------------------- --------------------------------- ------------------------- --------------------
Title of                     Name and Address of Beneficial    Amount of                 Percent of Class
Class                        Owner                             Beneficial Interest
---------------------------- --------------------------------- ------------------------- --------------------
Common                       Alan P. Lindsay                   400,001 Shares            0.9%
                             #1, 8765 Ash St.                  700,000 Options           1.5%
                             Vancouver BC V6P 3T3
---------------------------- --------------------------------- ------------------------- --------------------
Common                       Patrick A. MGowan                 70,833 Shares             0.2%
                             #1, 8765 Ash St.                  600,000 Options           1.3%
                             Vancouver BC V6P 3T3
---------------------------- --------------------------------- ------------------------- --------------------
                             Daniel Savard                     250,000 Options           0.5%
                             #1, 8765 Ash St.
                             Vancouver BC V6P 3T3
---------------------------- --------------------------------- ------------------------- --------------------
Common                       Tom Troczynksi                    582,953 Shares            1.3%
                             #1, 8765 Ash St.                  200,000 Options           0.4%
                             Vancouver BC V6P 3T3
---------------------------- --------------------------------- ------------------------- --------------------
Common                       Arc Rajtar                        0 Shares                  0.0%
                             #1, 8765 Ash St.                  200,000 Options           0.4%
                             Vancouver BC V6P 3T3
---------------------------- --------------------------------- ------------------------- --------------------
Common                       Dov Shimon                        x Shares                  0.0%
                             #1, 8765 Ash St.                  x Options                 0.4%
                             Vancouver BC V6P 3T3
---------------------------- --------------------------------- ------------------------- --------------------

Total as a group                      1,053,787 Shares        1.1%
                                      1,950,000 Options       4.3%

The Selling Security Holder beneficially owns and has sole voting and investment power over all shares or rights to the shares offered in this prospectus. The numbers in the table above assume that the Selling Security Holder does not sell shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

DESCRIPTION OF SECURITIES

As at December 16, 2004, the Company had 41,506,329 shares common shares issued outstanding. The authorized capital stock of the Company consists of 80 million common shares and 20 million preferred shares at $0.001 par value. 5,276,904 shares outstanding are being held in Trust pursuant to a Regulation S offering. The shares are being held as part of an offering of the Company's special class Reg S shares on the Berlin Stock Exchange and remain outstanding, but not issued. Upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of common staock are entitled to share PRO-RATA in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of Common Stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

There are no provisions in the Company's articles or by-laws that would delay, defer or prevent a change in control of the Company.

The above description concerning the Capital Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10SB12G as filed on April 26, 2000, as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

VOTING RIGHTS

Each holder of Common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

The Company's Transfer Agent is Interwest Transfer Co. Inc. of 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

SHARES ELIGIBLE FOR FUTURE SALE

The 2,720,000 shares of common stock issuable upon exercise of the warrants registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

INTEREST OF NAMED EXPERTS AND COUNSEL
ACCOUNTANTS

Our Audited Financial Statements for the year-ended of May 31, 2003 to May 31, 2004 and unaudited financials statements for the quarter ended August 31, 2004 have also been included.in this prospectus in reliance upon Moore Stephens Ellis Foster, Ltd., as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Thomas A. Braun. 155,000 common shares are registered in the name of Thomas Braun Law Corp. pursuant to a Fee Agreement. These shares were registered under the Securities Act of 1933 under Form S-8 on November 8, 2002.

Other than as stated above, no expert or counsel named in this prospectus as having certified any part of this prospectus or having given an opinion on the validity of the securities being registered or upon other legal matters in connection with the offering was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company, or any of its parents or subsidiaries, as a promoter, managing or principle underwriter, voting trustee, director, officer or employee.

DISCLOSURE of COMMISSION POSITION of INDEMNIFICATION for SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended May 31, 2004, the Company paid or accrued $229,996 in management and consulting fees to two directors and officers of the Company.

As at May 31, 2004, $13,585 (2003 - $134,178) was due to Alan Lindsay, the Chief Executive Officer of the Company.

DESCRIPTION OF BUSINESS

MIV Therapeutics, Inc. (the "Company" or "MIVT") is involved in the design, manufacture and development a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

The Company was incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On June 23, 1999, the Company acquired a 19% interest in "investorservice.com", an Internet domain name, paying for this acquisition with $2,500 in cash and by issuing 2,500 restricted shares of its common stock. On September 15, 2000, the Company exercised its option to acquire the remaining 81% interest in investorservice.com for an additional issuance of 10,000 restricted shares of the Company's common stock. Each issuance of common stock was exempt from registration under the Securities Act pursuant to Regulation D thereunder. Subsequently, the Company completed offerings of 10,268,000 shares of common stock to certain investors under the exemption from registration provided by Rule 504 of Regulation D under the Securities Act of 1933 (the "Securities Act").

On April 25, 2000 the Company filed a registration statement on Form 10SB to register its common stock under the Securities Exchange Act of 1934 (the "Exchange Act"), and thereby became a reporting company, and also became eligible for listing its common stock on the Over-the-Counter Bulletin Board (the "OTCBB"). The Company's common stock was qualified and listed for trading on the OTCBB on July 13, 2000.

In March 2001, the Company announced it had concluded negotiations for the acquisition and control of M-I Vascular Innovations, Inc., a stent medical device development company, and in April 2001, the Company signed a Share Exchange and Finance Agreement with M-I Vascular Innovations, Inc. The Company exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for shares in the Company. Pursuant to the terms of the Agreement, the Company completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May 2001, in connection with the Share Exchange Agreement, the Company announced a change of business and control. The Company elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend the Company's Articles of Incorporation, the Company changed its name to MIV Therapeutics, Inc. The Company's shares are currently trading under the symbol "MIVT.OB" on the OTCBB.

The Company currently has 6 full time employees.

Product Background
------------------

Coronary stents are used to treat cardiovascular disorder caused by narrowing or blockage of coronary arteries. The Company believes that, in addition to developing manufacturing processes that will produce a quality stent for a lower cost of manufacturing than the competition's, its proprietary stent is a potential platform for the delivery of therapeutic drugs or gene therapies, and thus is researching device coatings and therapeutics concurrently with the development of its stent.

Stents are compressible tubular devices that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that used to accompany simple balloon angioplasty. As much as 80% of heart disease can be treated effectively with stenting.

While the routine angioplasty procedure allows the cardiologist to remove the plaque and deploy the stent, it also damages the inner lining of the vessel. As part of the body's natural repair process, the smooth muscle cells proliferate and accumulate at the arterial tear, causing a narrowing of the lumen (the interior diameter of an artery). This condition, the recurrence of arterial blockage during the vascular healing process, is known as restenosis. The use of stents has demonstrated a significant reduction in the incidence of restenosis, prompting rapid adoption of stenting procedures by cardiologists in the United States and overseas.

The MIVI laser-cut stent is balloon-expandable, has a flexible slotted tube design, and is made of biocompatible 316 LVM stainless steel. The stents are mounted on balloons, and the resulting stent and delivery system are sterilized and packaged as a single unit. The MIVI laser-cut stent (the "MIVI laser-cut stent") and stent delivery system, (together the "MIVI Stent") is designed to do more than a conventional bare stent. It is specifically designed and engineered to be used as a drug and/or therapeutics delivery platform to combat cardiovascular disease, including restenosis.

The Company has entered into a Collaborative Research Agreement with the University of British Columbia on May 23, 2001 to develop an alternative family of coatings for stents, made of hydroxyapatite (HA). Hydroxyapatite ceramics belong to a class of calcium phosphate based materials, which have long been widely used as bone substitutes. The hydroxyapatite coatings, like certain other biodegradable/biocompatible coatings such as polymers or ceramics, may encapsulate drugs, proteins, or DNA to address the problems of local inflammatory response of vascular tissue, and to prevent rapid proliferation of cells in the vicinity of the stent.

The Company entered into a License Agreement with Endovasc Ltd., Inc. in May 2002 whereby the Company was granted an exclusive world-wide license to use or cause to be used certain of Endovasc's Technology (which includes PROstent(TM) and Liprostin(TM)/PROstent(TM) used as a stent coating, catheter coating or other medical device coating) and any improvements in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to in any manner develop, maintain, manufacture, distribute (with the exclusivity of distribution only being limited to the areas of Canada, the United States and Mexico), market, sell, lease and/or license or sub-license all products derived or developed from the above technology and to sell the same to the general public world-wide in perpetuity during the continuance of this Agreement.

The Company also received one million (1,000,000) shares of Endovasc in exchange for $50,000. In return for the License and the equity shares of Endovasc, the Company has agreed to pay an aggregate license fee of $2,200,000 ($342,280 of which has already been paid, the remaining $2,000,000 is to be paid in cash and/or shares of the Company).

On May 23, 2003, the Company announced it chose not to extend the PROstent(TM) License Agreement with Endovasc for economic reasons. The Company felt it would be more economically viable to focus its resources on its proprietary hydroxyapatite stent coating program.

The Company entered into a Joint Venture Agreement with Endovasc Ltd., Inc. in November 2002 to form Stentgenix, a 50/50 Joint Venture Company, Stentgenix, Inc. Stentgenix will focus on developing Endovasc's Angiogenix(TM) in a pharmaceutical coating to stimulate angiogenesis (new blood vessel growth in the patient's heart or limbs) for coronary and peripheral stents. Endovasc will transfer to the joint venture all rights, entitlement and interests in and to any and all coating for any applications, products and medical devices utilizing Endovasc's Angiogenix in addition to any and all resorbable stent and catheter technologies, applications and products developed by Endovasc at any time. MIV Therapeutics, Inc. will contribute $2,500,000 in funding for the joint venture.

On April 27, 2004, the Company terminated the Joint Venture agreement with Endovasc in order to focus on its resources on the ceramic stent coatings licensed from University of British Columbia.

Summary of the Company's Existing Products and Products in Development
----------------------------------------------------------------------

The Company currently has no products approved for sale or use and will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products. The Company does not expect to begin the regulatory approval process in the U.S. for at least the next three years, and will only pursue approval and marketing of its products in the countries recognizing the CE Mark, such as most European and Asian countries.

There are many risks, expenses and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant government regulation.

The Company must develop the ability to manufacture its products, in a timely manner and in large quantities, in compliance with regulatory requirements and at an acceptable cost. The Company could experience difficulties in development or manufacturing that may have a material adverse effect on the Company's ability to market its product.

The market in which the Company intends to operate is dominated by several large firms with established products and large sums of money for research and development. The Company's success is dependant upon acceptance of its products by the medical community as reliable, safe and cost-effective. The medical device market is subject to constant introduction of new products and designs.

Obtaining patent protection for its products and processes, preserving trade secrets and proprietary technology and the ability to operate without infringing upon patent or other proprietary rights of third parties are factors that will be critical to The Company's success. The Company has patent applications pending in the U.S. and in several foreign markets, and is in the process of filing additional foreign patent applications. Many institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in this field are aggressive in attempts to block new entrants to their markets, and they may target the Company's products. Furthermore, medical technology patent claims involve complex legal and factual questions and, therefore, are highly uncertain. Even if the Company successfully patents the MIVT laser-cut stent, there can be no assurance that it would be able to successfully assert its patents against competing products. In addition, infringement claims against the MIVT laser-cut stent could be sufficiently expensive to have a material adverse effect on the Company's results or ability to continue marketing its products.

The Company's business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants.

To date, the Company has invested approximately US$6 million in research and development of its stent products, coatings and operations, and in establishing a quality manufacturing facility and completing laboratory and preclinical testing on its stents.

FOR MORE INFORMATION ON RISKS, PLEASE SEE PAGE 7 OF THIS PROSPECTUS.

MIVT LASER-CUT STENT
The Company has developed a laser-cut stainless-steel coronary stent. The Company intends to manufacture this stent for distribution in selected international markets. This stent will also be utilized as the device platform for the development of the Company's proprietary coated stent products.

MIVT COATED STENT
The Company is developing a proprietary biocompatible coating technology that can be used with coronary stents and other medical devices. The first product will be a thin-film coated stent designed to inhibit restenosis (reblockage of arteries after angioplasty procedures). This coating technology will also serve as a platform for a new generation of drug-delivery devices.

MIVT DRUG-ELUTING STENT
The Company is also developing its proprietary coating technology for use on implanted medical devices to provide accurate local delivery of drugs. This thick drug-eluting coating will be utilized as the basis for the Company's drug delivery products.

Reports to Security Holders
---------------------------

The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we will furnish to our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding our electronic filings with the SEC. The address of that site is http://www.sec.gov. Other information may be obtained from our Company website, http://www.mivtherapeutics.com.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties and should be read in conjunction with the Company's Condensed Financial Statements and Notes thereto, included elsewhere within this registration statement. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to the Company's stock.

PLAN OF OPERATION

The Company is developing and has acquired a family of medical device technologies that form the basis of its product development programs. The Company's proprietary products are derived from its expertise in minimally invasive implantable devices and from a series of licensed technologies for novel coating and drug delivery technologies.

The Company's core technologies are the basis for the following products that are in various stages of commercial development:

1. Laser-cut coronary stent - in commercial manufacturing
2. Biocompatible coating for stents and drug delivery applications - in late-stage development
3. Drug-eluting stent - in preclinical development

In addition, the Company intends to use its proprietary coating and drug-delivery technologies, along with the biodegradable stent technology, to develop a series of drug-delivery devices that offer the benefits of local, sustained delivery of therapeutic agents from a biodegradable platform. The combination of these features would position MIV Therapeutics as a leader in the rapidly growing drug delivery sector.

Over the next 2-3 years, the Company intends to expand the volume of manufacturing of its existing laser-cut stent through private-label agreements and distribution agreements, targeting markets in countries where a cost-effective coronary stent would be a competitive product. During this same timeframe, the Company intends to complete development and obtain a CE mark for its biocompatible coated stents, which can then be marketed internationally through agreements with major medical device marketing partners. The initial focus will be on coated stents for use in angioplasty procedures, where a biocompatible product is required to prevent the development of restenosis.

After completing development of these products, MIVT will have successfully transitioned itself from being a manufacturer of coronary stents, into an innovative drug-delivery company with proprietary technologies that can be applied to a wide range of therapeutic applications for the delivery of a variety of pharmaceutical agents

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The Company has incurred annual operating losses since its inception in January 1999 related primarily to the research and clinical development of its technologies and products, corporate development and general administration costs. During the year ended May 31, 2004, the Company posted a loss of $3.5 million, compared to a loss of $3.2 million for the year ended May 31, 2003. During the quarter ended August 31, 2004, the Company posted loss from operations of $862,420 and a net loss of $858,853, compared to a net loss of $689,565 for the three months ended August 31, 2003.

Working capital for the fiscal year ended May 31, 2004 was at a surplus of $2,118,069, compared to a deficit of $362,024 for the fiscal year ended May 31, 2003. The increase in the working capital was due primarily to substantial increases in cash from financing activities and other prepaid expenses.

Working capital increased from a deficit of $ $229,771 (August 31, 2003) to a surplus of $1,437,250 (August 31, 2004). The increase in the working capital is due primarily to increases in cash and cash equivalents stemming from the Company's financing activities.

The Company's main focus during the year ended May 31, 2004 was the continued research and development of new therapeutic technologies and its biocompatible coating for stent and drug delivery systems. During fiscal year 2004, the Company initiated the transfer of technology from the University of British Columbia to its company owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment.

For the quarter ended August 31, 2004, The Company's main focus was corporate development and continued research and development of its biocompatible coatings for stent and drug delivery systems.

General & Administrative Expenses
---------------------------------
General and administrative expenses increased to $668,445 during the quarter ended August 31, 2004, compared to $573,085 for the quarter ended August 31, 2003. The increase is mainly due to the increase in the Company's financing, corporate development and public relations activities.

General and administrative expenses increased to $2,590,779 during the year ended May 31, 2004, compared to $1,762,692 for the year ended May 31, 2003.

The following table compares the General and Administrative expenses for the years ended May 31, 2004 and 2003:

------------------------------------------------------------------------
                      INCREASE/   % INCREASE/     2004           2003
                      (DECREASE)  (DECREASE)
------------------------------------------------------------------------
Legal                 ($92,179)    (39%)         $146,311      $238,490
------------------------------------------------------------------------
Public  Relations,     $566,942    276%          $772,493      $205,551
Financing
and Corporate
Development
------------------------------------------------------------------------
Management Fees         $1,236       1%          $229,996       $228,760
------------------------------------------------------------------------
Consulting             $111,878     15%          $856,692       $744,814
------------------------------------------------------------------------
Bad debt               $160,000    100%          $160,000          -
------------------------------------------------------------------------
Operating Expenses      $80,210     23%          $425,287       $345,077
------------------------------------------------------------------------
Total                  $828,087     47%         $2,590,779    $1,762,692
------------------------------------------------------------------------

The increase is mostly attributed to non cash expenditures stemming from the compensation paid for Public Relations, Consulting, Financing and Corporate Development services mainly in the form of warrants. During the year ended May 31, 2004, the Company issued 3,375,000 warrants with exercise prices ranging from $0.01 to $0.75 per share for these services. The Company recorded these issuances at the estimated fair market value of the warrants of $814,798.

The Company notes that pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in the Company's opinion, existing models do not necessarily provide a reliable measure of the fair value of the Company's warrants.

Research & Development Expenses
-------------------------------
Research and developmental costs increased during the quarter ended August 31, 2004, to $187,400 compared to $73,354 for the quarter ended August 31, 2003. The increase in 2004 resulted primarily from the Company's increase in research and development on its coating technology which has resulted in the achievement of significant milestones.

Research and developmental costs increased during the year ended May 31, 2004 to $709,003 compared to $682,015 for the year ended May 31, 2003. The increase in 2004 resulted primarily from the Company's advanced research and development in its coating technology.

Depreciation Expense
--------------------

Depreciation expenses decreased to $6,575 during the quarter ended August 31, 2004, compared to $35,605 for the quarter ended August 31, 2003.

During the year ended May 31, 2004, depreciation expenses remained fairly constant at $146,783 compared to $151,850 for the year ended May 31, 2003.

Liquidity And Capital Resources
-------------------------------

Since inception, the Company has financed its operations from private financing, the exercise of warrants and interest income. The company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. However, the Company currently has working capital of $1,437,250 (current assets less current liabilities as of August 31, 2004). While additional capital is needed for the Company to successfully achieve its business goal, it is a substantial improvement since the quarter ending August 31, 2003, that the Company has moved from a deficit to a surplus in its working capital account.

Financing
---------

The Company's capital requirements have been and will continue to be significant. As of May 31, 2004, the Company had a working capital surplus of $2,118,069. As of August 31, 2004, the Company's working capital surplus had decreased to $1,437,250.

There was no cash flow from financing activities for the three months ended August 31, 2004, compared to $457,370 for the same period in 2003, however, the Company raised significant funds in the previous quarter from financing activities consisting of the sale of the private placement warrants and common shares for cash.

The Company issued 1,360,000 warrants and 91,842 common shares for finder's fee and to consultants, officers, and directors for services during the three months ended August 31, 2004.

Warrants
--------

As at November 30, 2004, the Company has outstanding warrants to purchase 15,305,185 common shares.

The following table summarizes information about the warrants issued by the
Company:

                                                       Number of
Quarter ended November 30, 2004                        underlying shares
-------------------------------                        -----------------

Warrants outstanding - August 31, 2004                 15,916,366
Warrants issued                                           500,000
Warrants expired                                        1,111,181
Balance, end of period - November 30, 2004             15,305,185


Stock-based compensation
------------------------

Under the Company's 2001 Stock Option Compensation Plan, a total of 5,000,000 options may be granted. The Company has granted these incentive stock options to employees, consultants, officers and directors of the Company.

At November 30, 2004, the Company had 3,955,000 options outstanding. During the three months ended November 30, 2004, no options expired.

The following table summarizes information about the stock options issued by the
Company:


                                               Number of        Weighted Average
Quarter ended November 30, 2004                Options          Exercise Price
------------------------------                 ---------        ----------------

Options outstanding - August 31, 2004          3,955,000                  $0.43
Options expired                                    0                      ---
Balance, end of period - November 30, 2004     3,955,000                  $0.43

Cash Position
-------------

At August 31, 2004, the Company had cash and cash equivalents of $1,278,361 compared to a cash position of $83,170 at August 31, 2003. The increase in the Company's cash position is due to an increase in the Company's financing activities.

The Company intends to raise additional funds through equity financings via private placements, as it may need to raise additional capital to fund operations over the long-term.

Accounts Payable
-----------------

Accounts payable and accrued liabilities decreased in the quarter ended August 31, 2004 to $183,982 compared to $418,021 a year earlier at August 31, 2003.

For the fiscal year ended May 31, 2004, accounts payable had decreased 62% to $170,871 compared to $448,959 at May 31, 2003. This majority of this decrease was attributed to improved operating efficiencies and settlement of debt.

Cash requirements and need for additional funds
-----------------------------------------------

To date, the Company has invested approximately US$6 million in the research and development of its stent products, coatings and operations establishing a quality manufacturing facility and completing laboratory and preclinical testing on its stent coatings. The Company also has developed strong research collaborations with the University of British Columbia for its proprietary stent coatings and has implemented an aggressive in-house product development program.

In order to meet its business objectives to develop its HAp coating technologies towards commercialization, the Company will require approximately US$5 million in the coming year. These funds could be provided through any combination of the exercise of existing warrants and options and/or through subsequent rounds of financing.


                             DESCRIPTION OF PROPERTY

(a) Real Estate None

(b) Plant and Equipment $172,279 (as of August 31, 2004)

Real Property
-------------

The Company owns no real property. It conducts all of its business from its 17,000 square foot leased facility in Vancouver, Canada. where it conducts its research and development of coronary stents and stent delivery systems and where it has its first laser manufacturing facilities and clean rooms for packaging. These facilities will be capable of producing 25,000 laser cut stents per annum once the system is fully operational. These manufacturing facilities are presently dedicated to production for research and clinical trial purposes, and can be employed for first commercial production at such time, if ever, as the Company successfully acquires certification and registration permitting the sale of the MIVI Stent. The lease on the manufacturing facility extends to October 31, 2005, at a cost of $10,236 per month.

Intellectual Property and Intangibles
-------------------------------------

Patents

MIVT has exclusive worldwide rights to the HAp coating technology from UBC for use on stents and other medical devices, including the rights to manufacture and market coated products using these technologies. To date, UBC has two patents granted and one patent pending on novel coating technologies that MIVT intends to use for its stent coating and for additional medical devices. Another four patents are being prepared for filing with U.S. Patent and Trademark Office (USPTO) in late 2004/early 2005. UBC and MIVT's portfolio of issued and pending patents is described below.

UBC
---

         o Sol-gel phosphate ceramic coatings for biological applications. U.S. Patent No. 6,426,114, entitled "Novel Sol-Gel Calcium Phosphate Ceramic Coatings and Method of Making Same," owned by UBC, was filed on May 2, 2000. The invention relates to novel sol-gel calcium phosphate, in particular, thin HAp ceramic coatings and processes at low temperatures.

         o Biofunctional HAp coatings for drug encapsulation. U.S. Patent No. 6,730,324, entitled "Biofunctional Hydroxyapatite Coatings and Microspheres for in-situ Drug Encapsulation," owned by UBC, was filed April 20, 2001. The invention relates to a novel room-temperature process for obtaining calcium phosphate, in particular, a thick coating of HAp microspheres with encapsulated drugs, proteins, and genes for therapeutic use. The coatings and microspheres are designed to perform a defined biological function related to drug discovery, such as gene therapy through gene delivery.

         o Calcium Phosphate Coated Stents and Implantable Medical Devices. U.S. provisional application 60/410,307, was filed by the UBC on September 13, 2002. This invention relates to novel calcium phosphate coated implantable medical devices and processes. These calcium phosphate coatings are designed to minimize the immune response to the implant (e.g., restenosis in stenting procedures) and can be used to store and release a medicinally active agent in a controlled manner. Such coatings can be applied to any implantable medical devices and are useful for a number of medical procedures including, but not limited to, angioplasty, cardiovascular stenting, urethral stenting, and catheterization.

MIVT
-------

         o Laser-cut stent. MIVT filed patent applications internationally in 2000 for its laser-cut bare stent. The patent describes the modular design of the cardiovascular stent and its method of manufacture. The patented arrangement results in the stent having optimal longitudinal flexibility as well as radial stability.

Domain Names
------------

The Company holds a 100% interest in the following domain names:

         o        mivi.ca
         o        mivitherapeutics.com
         o        mivitechnologies.com
         o        mivitech.com
         o        investorservice.com
         o        mivtherapeutics.com
         o        m-i-v.com

Trademarks
----------

The Company has applications pending in the United States Patent and Trademark Office and in Canada for protection of the trade name MIV Therapeutics.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is listed on the OTCBB under the symbol "MIVT.OB" Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for the Company's shares has been sporadic and at times very limited.

The following table sets forth high and low bid quotations of the Company's common stock for the fiscal years ended May 31, 2004 and 2003 and the first two quarters of 2004 as follows:

                                       Price Range of
                                        Common Stock
                                        ------------

Quarter Ended                       High             Low
-------------                       ----             ---

February 28, 2003                   .80              .23
May 31, 2003                        .65              .16
August 31, 2003                     .92              .30
November 30, 2003                   .69              .39
February 28, 2004                   .65              .28
May 31, 2004                        .81              .29
August 31, 2004                     .61              .16
November 30, 2004                   .37              .16

As of June 14, 2004, the Company had approximately 40,092,993 shares issued and 5,413,797 Reg S shares in trust to support a potential Reg S financing for a total of 45,506,790 shares outstanding. The transfer agent for the Company is Interwest Transfer Company at P.O. Box 17136, Salt Lake City, Utah 84117, U.S.A.

No dividends on outstanding common stock have been paid within the last two fiscal years, and interim periods. The Company does not anticipate or intend upon paying dividends for the foreseeable future.

EXECUTIVE COMPENSATION

Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Registrant with copies of all
Section 16(a) that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

Cash Compensation.

Compensation paid by the Company for all services provided up to May 31, 2004 to each of its executive officers

                                     SUMMARY COMPENSATION TABLE

                                   Annual Compensation              Long Term Compensation
                                   -------------------              ----------------------

(a)                       (b)       (c)     (d)        (e)          (f)               (g)

Name and                  Year    Salary   Bonus      Other      Restricted        Securities
Principal                          ($)      ($)       Annual       Stock           Underlying/
Position                                           Compensation    Awards            Options
                                                        ($)         ($)                (#)

Alan P. Lindsay (1)       2004    161,051      -        -           -                200,000
President, CEO            2003    138,710      -        7,700       -                400,000
and Director              2002    133,100      -        -           -                100,000

Patrick A. McGowan        2004     68,945      -        16,975      -                100,000
CFO, Executive VP         2003     58,343      -        24,000      -                250,000
Secretary and Director    2002     24,411      -        -           -                250,000

Tom Troczynksi            2004     67,556      -        -           -                100,000
Vice President of         2003     39,567      -        6,368       -                100,000
Coatings                  2002     -           -        -           -                -

Arc Rajtar                2004     69,122      -        -           -                50,000
Vice President of         2003     64,166      -        6,898       -                -
Operations (MIVI)         2002     -           -        -           -                150,000

Daniel Savard             2004     -           -        -           -                -
Director                  2003     -           -        17,022      -               100,000
                          2002     -           -        -           -               150,000

(1) Of the $161,051 salary to Alan P. Lindsay, $147,466 has been paid and $13,585 remains accrued salary as of May 31, 2004.
(a) Except as disclosed above, the Company did not pay any compensation to any director or executive in the fiscal year ended May 31, 2004.

                              FINANCIAL STATEMENTS

The response to this Item is included as a separate Exhibit to this report. PLEASE SEE PAGES F-1 THROUGH F-42.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

In connection with the audits of the most recent fiscal years and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject matter of the disagreement(s).

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after effective date of this document, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada general corporation law provides as follows:

(1) A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada general corporation law also provides as follows:

(1) Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS
                  78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the Nevada general corporation statutes also provides as follows:

(1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a)      The creation of a trust fund.

         (b)      The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

(4)      In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b)      the insurance or other financial arrangement:

                  (i)      is not void or voidable; and

                  (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

The Company's articles of incorporation also provide as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

The Company's bylaws provide as follows with respect to indemnification and insurance:

The Corporation shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) of officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such director or officer or former director of officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of the shareholders or otherwise.

The Company has not currently made any arrangements regarding insurance but may do so in the future.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Costs of this distribution to the Company are estimated as follows:

         Registration Fees                           $83.24
         Federal Taxes                               $0.00
         State Taxes and Fees                        $0.00
         Trustees' and Transfer Agent's Fees         $500
         Printing and Engraving                      $0.00
         Legal                                       $10,000
         Accounting                                  $1,000
         Listing Fees                                $0.00

RECENT SALES OF UNREGISTERED SECURITIES

The following sales of unregistered securities were issued within the past three years without registering the securities under the Securities Act. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S:

Private Placements
------------------

On July 17, 2001, the Company issued 713,333 units at a price of $1.50 per unit. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $1,015,823 ($1.42 per share) was allocated to the common shares, and $54,117 ($0.08 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance. The warrants expired on November 30, 2001.

On August 24, 2001, the Company issued 35,000 units at a price of $1.50 per unit for net proceeds of $52,500. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $51,809 ($1.48 per share) was allocated to the common shares, and $691 ($0.02 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance.

On August 27, 2002, the Company issued 1,063,650 units at a price of $0.40 per unit for net proceeds of $423,482. Each unit consists of one common share and one share purchase warrant. The warrants expired on August 27, 2003. There were no share issuance costs with respect to this issuance.

On September 27, 2002, the Company issued 979,038 units at a price of $0.40 per unit for net proceeds of $391,608. Each unit consists of one common share and one share purchase warrant. The warrants expired on September 27, 2003. There were no share issuance costs with respect to this issuance.

On December 13, 2002, the Company issued 593,750 units at a price of $0.40 per unit for net proceeds of $237,500. Each unit consists of one common share and one share purchase warrant. The warrants expired on December 13, 2003. There were no share issuance costs with respect to this issuance.

On January 31, 2003, the Company issued 25,000 units at a price of $0.40 per unit for net proceeds of $10,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on January 31, 2004. There were no share issuance costs with respect to this issuance.

On May 9, 2003, the Company issued 100,000 units at a price of $0.20 per unit for net proceeds of $20,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on May 9, 2004. There were no share issuance costs with respect to this issuance.

On May 15, 2003, the Company issued 31,250 units at a price of $0.20 per unit for net proceeds of $6,250.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on May 15, 2004. There were no share issuance costs with respect to this issuance.

On May 27, 2003, the Company issued 1,981,788 common shares to shareholders of its subsidiary, M-I Vascular Innovations, Inc. pursuant to completion of a Share Exchange Agreement entered into in early 2001.

On May 30, 2003, the Company issued 300,000 units at a price of $0.20 per unit for net proceeds of $60,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on May 30, 2004. There were no share issuance costs with respect to this issuance.

On June 12, 2003, the Company issued 1,398,411 shares under a share exchange agreement. The Company exchanged, on a one for one basis, shares of the Company for shares in the Company's subsidiary, MI Vascular Innovations, Inc.

On June 26, 2003, the Company issued 657,592 units. 572,592 units were issued at a price of $0.20 per unit and 85,000 units were issued at a price of $0.25 per unit. Each unit consisted of one common share and one share purchase warrant with price of $0.75 and an expiry date of June 26, 2003. There were no share issuance costs with respect to this issuance.

On August 15, 2003, the Company issued 40,000 units at a price of $0.30 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of August 15, 2004.

On August 28, 2004, the Company issued 50,000 units at a price of $0.20 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of August 28, 2004.

On November 5, 2003, the Company issued 1,000,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of November 5, 2004, and thereafter a price of $1.00 until November 5, 2005.

On January 14, 2004, the Company issued 71,429 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of September 8, 2004 and thereafter a price of $1.00 until September 8, 2005. The Company issued a further 125,000 units at a price of $0.35 per share. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of June 11, 2004 and thereafter a price of $0.75 until December 11, 2005. The Company issued then issued a further 57,143 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 to May 28, 2004 and thereafter a price of $0.75 until November 28, 2004.

On February 23, 2004, the Company issued 120,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of August 6, 2004 and thereafter a price of $0.75 until February 6, 2005. The Company issued a further 110,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of August 1, 2004 and thereafter a price of $0.75 until February 1, 2005.

On March 18, 2004, the Company issued 5,714 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of September 18, 2004 and thereafter a price of $0.75 until March 18, 2005.

On March 18, 2004, the Company issued 5,194,444 units at a price of $0.45 per unit. Each unit consisting of one common share and one Series A share purchase warrant and one series B share purchase warrant.

Issue of Shares for Services
----------------------------

On June 12, 2001, the Company entered into a financial consulting services agreement with several consultants whereby these consultants were issued 75,000 common shares, with a fair value of $165,000, to provide advice on matters including strategic alliances, business development and general business consulting. These shares were issued upon execution of the agreement and recorded as a charge to general and administrative expense in the consolidated statement of operations.

On July 17, 2001, the Company issued 113,334 common shares for finder's fees related to the related party loan. These shares had a fair value of $236,868.

On April 17, 2003, the Company issued 65,217 common shares to a consultant for value of $15,000 in bona fide services rendered to the Company by the consultant to provide business developing and general business consulting services.

On July 14, 2003, the Company issued 100,000 common shares pursuant to a settlement agreement. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933.

On October 24, 2003, the Company issued 500,000 share purchase warrants pursuant to a consulting agreement. The warrants have an exercise price of $0.50 and an expiry date of October 24, 2005.

During the year ended May 31, 2003, the Company issued an aggregate of 1,789,777 common shares to directors, consultants and employees for consulting services at a value of $540,041. Accordingly, $526,708 was recorded as a charge to general and administrative expense in the consolidated statement of operations, and $13,333 will be charged to operations over the remaining term of the consulting agreement.

On June 9, 2004, the Company issued 10,000 Units as a finders fee. Each Unit consists of one common share and one non transferable share purchase warrant to purchase an additional share for a price of $0.60 per share until August 1, 2004 and thereafter for $0.75 until February 1, 2005.


OPTION/SAR GRANTS IN FISCAL YEAR ENDED MAY 31, 2003
-----------------------------------------------------------------------------------------------------------
Name              Number of Securities      Percent of total         Exercise or Base   Expiration Date
                  Underlying Option/SAR     Option/SAR Granted       Price ($/S#)
                  Granted (#)               In Fiscal Year
-----------------------------------------------------------------------------------------------------------
Alan Lindsay            200,000              11.9%                       0.21             04/23/08
                        300,000                                          0.17             04/23/08
-----------------------------------------------------------------------------------------------------------
Patrick McGowan         200,000              11.9%                       0.21             04/23/08
                        300,000                                          0.17             04/23/08
-----------------------------------------------------------------------------------------------------------
Daniel Savard           250,000               5.9%                       0.21             04/23/08
-----------------------------------------------------------------------------------------------------------
Arc Rajtar              100,000               4.5%                       0.17             02/20/07
                         50,000                                          1.00             02/20/07
-----------------------------------------------------------------------------------------------------------

                  Aggregated Option Exercises and Option Values
                  ---------------------------------------------

The following table sets forth the aggregate option exercises since June 1, 2003 by each of the executives of the Company named in the Summary Compensation Table and the number of securities underlying unexercised options held by those executives as of May 31, 2004.

--------------------------------------------------------------------------------
Name           Shares Acquired on   Value Realized     Number of Securities
exercise (#)                                           Underlying Options
                                                       Exercisable/
                                                       Unexercisable
--------------------------------------------------------------------------------
Alan Lindsay                n/a                n/a        700,000
--------------------------------------------------------------------------------
Patrick McGowan             n/a                n/a        600,000
--------------------------------------------------------------------------------
Tom Troczynski              n/a                n/a        200,000
--------------------------------------------------------------------------------
Arc Rajtar                  n/a                n/a        200,000
--------------------------------------------------------------------------------
Daniel Savard               n/a                n/a        250,000
--------------------------------------------------------------------------------

                                    EXHIBITS

Exhibit Number       Exhibit Description
--------------       -------------------

3.1  (1)             Articles of Incorporation as filed with the Nevada
                       Secretary of State
3.2  (1)             Bylaws
5    (4)             Legal Opinion
10.1 (4)             Securities Purchase Agreement
10.2 (2)             Letter of Engagement
10.3 (4)             Warrant Agreement
23.1 (4)             Consent of Legal Expert
23.2 (4)             Consent of Auditor
99.1 (3)             Press Release

(1) previously filed as exhibits to the Company's Form 10SB12G filed April 25, 2000
(2) previously filed as an exhibit to the Company's Form 10QSB filed January 14, 2003
(3) previously filed as an exhibit to the Company's Form SB-2 filed August 12, 2003
(4) previously filed as an exhibit to the Company's Form SB-2/A filed April 30, 2004

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; o include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 16th day of December, 2004

MIV THERAPEUTICS, INC.

By:    /s/ Alan Lindsay
       ----------------------------------
       Alan Lindsay
       President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURES                             TITLE                                    DATE
----------                             -----                                    ----

/s/ Alan Lindsay                  Chairman, President, CEO                December 16, 2004
-----------------------
Alan P. Lindsay

/s/ Patrick McGowan               Executive Vice President, CFO,          December 16, 2004
-----------------------             Secretary, Director
Patrick A. McGowan

/s/ Tom Troczynski                Vice President, Coatings                December 16, 2004
-----------------------
Dr. Tom Troczynski

/s/ Arc Rajtar
-----------------------           Vice President, Operations              December 16, 2004
Arc Rajtar                          (MIVI Technologies, Inc.)

/s/ Daniel Savard
-----------------------           Director                                December 16, 2004
Dr. Daniel Savard

/s/ Dov Shimon
-----------------------           Chief Medical Officer                   December 16, 2004
Dr. Dov Shimon


         MIV THERAPEUTICS INC.
         (A development stage company)

         Consolidated Financial Statements

         May 31, 2004




         INDEX
         -----

         Report of Independent Registered Public Accounting Firm        F-2

         Consolidated Balance Sheets                                    F-4

         Consolidated Statements of Stockholders' Equity                F-5

         Consolidated Statements of Operations                          F-9

         Consolidated Statements of Cash Flows                          F-10

         Notes to Consolidated Financial Statements                     F-11

MOORE STEPHENS ELLIS FOSTER LTD.
 CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
Website:  www.ellisfoster.com

--------------------------------------------------------------------------------


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

MIV THERAPEUTICS INC.
(A development stage company)

We have audited the consolidated balance sheet of MIV THERAPEUTICS INC. (a development stage company) ("the Company") as at May 31, 2004 and the related consolidated statements of stockholders' equity, operations and cash flows for the year ended May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the cumulative data from January 20, 1999 (inception) to May 31, 2003 in the statements of stockholders' equity, operations and cash flows, which were audited by other auditors whose report, dated July 29, 2003, which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from January 20, 1999 (inception) to May 31, 2003, is based solely on the report of the other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company since inception on January 20, 1999 and has incurred significant recurring net losses since then resulting in a substantial accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. The Company is devoting substantially all of its present efforts in establishing its business. Management's plans regarding the matters that raise substantial doubt about the Company's ability to continue as a going concern are also disclosed in Note 2 to the financial statements. The ability to meet its future financing requirements and the success of future operations cannot be determined at this time. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, Canada                             "MOORE STEPHENS ELLIS FOSTER LTD."
July 7, 2004                                        Chartered Accountants

--------------------------------------------------------------------------------
MSAN INDEPENDENTLY OWNED AND OPERATED MEMBER OF MOORE STEPHENS NORTH AMERICA, INC. MEMBERS IN PRINCIPAL CITIES THROUGHOUT NORTH AMERICA. MOORE STEPHENS NORTH AMERICA, INC. IS A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED, MEMBERS IN PRINCIPAL CITIES THROUGHOUT THE WORLD.

                                                         [MORGAN & COMPANY LOGO]


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of MIV Therapeutics Inc.
(A Development Stage Company)


We have audited the consolidated balance sheet of MIV Therapeutics Inc. (a development stage company) as at May 31, 2003 and 2002, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of MIV Therapeutics Inc. as of May 31, 2003 and 2002, and the results of their operations for each of the two years in the period ended May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that MIV Therapeutics Inc. will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, MIV Therapeutics Inc. has suffered losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, Canada                                         "Morgan & Company"
July 29, 2003                                           Chartered Accountants


Tel: (604) 687-5841                               P.O. Box 10007  Pacific Centre
Fax: (604) 687-0075                         Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                      Vancouver, B.C.  V7Y 1A1

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Balance Sheets
May 31, 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------------
                                                                           2004                2003
---------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                         $     2,034,530      $        11,614
  Other receivable                                                           13,336              165,485
  Prepaid expenses and deposits                                             254,659               46,819
---------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                      2,302,525              223,918

INVESTMENT, at cost (Note 4)                                                     --               50,000

PROPERTY AND EQUIPMENT, net (Note 7)                                        177,549              312,179
---------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                        $     2,480,074      $       586,097
=========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
  Accounts payable                                                  $       170,871      $       448,959
  Due to related parties (Note 9)                                            13,585              136,983
---------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                   184,456              585,942

LOAN PAYABLE (Note 5)                                                            --              500,000
---------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                           184,456            1,085,942
---------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

COMMON STOCK (Note 8)
  Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares with a par value of $0.001
  Issued and outstanding:
         40,092,993 common shares at May 31, 2004 and
         24,577,047 common shares at May 31, 2003                            40,093               24,577

ADDITIONAL PAID-IN CAPITAL                                               15,040,147            9,403,308

WARRANTS                                                                  2,992,095            2,093,760

DEFERRED COMPENSATION                                                      (190,375)             (48,649)

COMMON STOCK ISSUABLE                                                            --               31,244

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                        (15,424,227)         (11,952,336)

ACCUMULATED OTHER COMPREHENSIVE INCOME                                     (162,115)             (51,749)
---------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                   2,295,618             (499,845)
---------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $     2,480,074      $       586,097
=========================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                   F-4

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity
For the Period from Inception (January 20, 1999) to May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Accumulated
                                                                                                    Other     Deficit
                                                                                                   Compre-  Accumulated    Total
                                       Common Stock     Additional             Deferred  Common    hensive    During       Stock-
                                  --------------------   Paid-in               Compen-   Stock     Income   Development   holders'
                                     Shares    Amount    Capital    Warrants   sation   Issuable   (Loss)     Stage       Equity
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, January 20, 1999                 --  $    --  $       --  $     --  $     --   $     --  $  --   $        --   $        --
Issuance of common stock for
  cash                            12,217,140   12,217     920,826        --        --         --     --            --       933,043
Common shares issuable
  pursuant to anti-dilution
  provision                               --       --          --        --        --     45,676     --            --        45,676
Comprehensive income (loss)
  Loss for the period                     --       --          --        --        --         --     --      (179,544)     (179,544)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 1999             12,217,140   12,217     920,826        --        --     45,676     --      (179,544)      799,175
Issuance of common stock:                 --
- for cash                           828,350      828     435,598   257,794        --         --     --            --       694,220
- for services                       420,000      420     287,700        --        --         --     --            --       288,120
- for settlement of agreement         99,500      100      68,157        --        --         --     --            --        68,257
Common shares issuable
  pursuant to anti-dilution
  provision                               --       --          --        --        --    210,487     --            --       210,487
Subscriptions received                    --       --          --        --        --    249,800     --            --       249,800
Stock options granted                     --       --      54,600        --   (54,600)        --     --            --            --
Amortization of stock-based
  compensation                            --       --          --        --    23,780         --     --            --        23,780
Comprehensive income (loss)
  Loss for the year                       --       --          --        --        --         --     --    (1,602,492)   (1,602,492)
Foreign currency translation
  adjustment                              --       --          --        --        --         --   (731)           --          (731)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2000             13,564,990   13,565   1,766,881   257,794   (30,820)   505,963   (731)   (1,782,036)      730,616
------------------------------------------------------------------------------------------------------------------------------------

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity
For the Period from Inception (January 20, 1999) to May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Accumulated
                                                                                                    Other     Deficit
                                                                                                   Compre-  Accumulated    Total
                                       Common Stock     Additional             Deferred  Common    hensive    During       Stock-
                                  --------------------   Paid-in               Compen-   Stock     Income   Development   holders'
                                     Shares    Amount    Capital    Warrants   sation   Issuable   (Loss)     Stage       Equity
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, May 31,
  2000                13,564,990  $ 13,565  $  1,766,881  $   257,794  $ (30,820) $   505,963  $    (731) $ (1,782,036) $   730,616
Issuance of common
  stock:
- for cash             1,865,000     1,865     1,119,743      540,492         --           --         --            --    1,662,100
- for settlement of
    agreement             62,000        62        42,470           --         --           --         --            --       42,532
- for conversion of
    subscription
    receivable           269,800       270       164,813       84,717         --     (249,800)        --            --           --
Common shares issuable        --        --            --           --         --       53,100         --            --       53,100
Subscriptions received        --        --            --           --         --       57,825         --            --       57,825
Stock options granted         --        --       112,600           --         --           --         --            --      112,600
Common shares issuable
  pursuant to anti-
  dilution provision          --        --            --           --         --       25,147         --            --       25,147
Amortization of stock-
  based compensation          --        --            --           --     20,183           --         --            --       20,183
Beneficial conversion
  on related party
  loan                        --        --       850,000           --         --           --         --            --      850,000
Comprehensive income
  (loss)
    Loss for the year         --        --            --           --         --           --         --    (3,911,601)  (3,911,601)
Foreign currency
  translation
  adjustment                  --        --            --           --         --           --     30,027            --       30,027
------------------------------------------------------------------------------------------------------------------------------------
Balance prior to
  recapitalization    15,761,790    15,762     4,056,507      883,003    (10,637)     392,235     29,296    (5,693,637)    (327,471)
Minority interest
  of M-I Vascular
  Innovations, Inc.   (6,751,790)   (6,752)   (1,792,374)    (113,776)        --     (392,235)        --     1,744,526     (560,611)
------------------------------------------------------------------------------------------------------------------------------------

Total relating to
  final M-I Vascular
  Innovations, Inc.,
  May 15, 2001         9,010,000     9,010     2,264,133      769,227    (10,637)          --     29,296    (3,949,111)    (888,082)
DBS Holdings, Inc.
  (MIV Therapeutics,
  Inc.) shareholders
  at May 15, 2001     11,085,500    11,086       150,104           --         --           --         --      (193,910)     (32,720)
Share redemption
  pursuant to share
  exchange and
  financial
  agreement           (5,500,000)   (5,500)     (150,104)          --         --           --         --       (64,396)    (220,000)
Subscriptions
  received                    --        --            --           --         --    1,070,000         --            --    1,070,000
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31,
  2001                14,595,500    14,596     2,264,133      769,227    (10,637)   1,070,000     29,296    (4,207,417)     (70,802)
------------------------------------------------------------------------------------------------------------------------------------

                                                                F-6



MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity
For the Period from Inception (January 20, 1999) to May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Accumulated
                                                                                                    Other     Deficit
                                                                                                   Compre-  Accumulated    Total
                                       Common Stock     Additional             Deferred  Common    hensive    During       Stock-
                                  --------------------   Paid-in               Compen-   Stock     Income   Development   holders'
                                     Shares    Amount    Capital    Warrants   sation   Issuable   (Loss)     Stage       Equity
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31,
  2001                14,595,500  $ 14,596  $  2,264,133  $   769,227  $ (10,637) $ 1,070,000  $  29,296  $ (4,207,417) $   (70,802)
Issuance of cmmon
  stock:
- for subscription
    eceived              713,333       713     1,015,110       54,177         --   (1,070,000)        --            --           --
- for cash                35,000        35        51,774          691         --           --         --            --       52,500
- for settlement of
    related party
    loan               1,133,333     1,133       522,599      326,268         --           --         --            --      850,000
- for finders' fees      113,334       113       236,755           --         --           --         --            --      236,868
- for services
    rendered              75,000        75       164,925           --         --           --         --            --      165,000
Stock option granted          --        --     2,552,073           --   (322,439)          --         --            --    2,229,634
Expiration of warrants        --        --        54,868      (54,868)        --           --         --            --           --
Amortization of stock-
  based compensation          --        --            --           --    248,331           --         --            --      248,331
Subscriptions received        --        --            --           --         --      256,066         --            --      256,066
Comprehensive income
  (loss)
    Loss for the year         --        --            --           --         --           --         --    (3,929,466)  (3,929,466)
Foreign currency
  translation
  adjustment                  --        --            --           --         --           --    (56,211)           --      (56,211)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31,
  2002                16,665,500    16,665     6,862,237    1,095,495    (84,745)     256,066    (26,915)   (8,136,883)     (18,080)
Issuance of common
  stock:
- for cash             2,452,523     2,453       649,251      243,054         --           --         --            --      894,758
- for services
    rendered           1,789,777     1,790       538,251           --    (13,333)          --         --            --      526,708
- for license fee        750,000       750       186,750       61,927         --           --         --            --      249,427
- for subscriptions
    received             640,165       640       193,499           --         --     (256,066)        --            --      (61,927)
- for settlement of
    debt                 235,294       235       110,600           --         --           --         --            --      110,835
- in exchange of MI
    shares             2,043,788     2,044       639,299           --         --           --         --      (642,042)        (699)
Stock option granted          --        --       257,032           --     (5,975)          --         --            --      251,057
Subscriptions received        --        --            --           --         --       31,244         --            --       31,244
Warrants issued for
  services                    --        --            --      659,673    (29,341)          --         --            --      630,332
M-I warrants exchanged        --        --       (33,611)      33,611         --           --         --            --           --
Amortization of stock-
  based compensation          --        --            --           --     84,745           --         --            --       84,745
Foreign currency
  translation
  adjustment                  --        --            --           --         --           --    (24,834)           --      (24,834)
Loss for the year             --        --            --           --         --           --         --    (3,173,411)  (3,173,411)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31,
  2003                24,577,047    24,577     9,403,308    2,093,760    (48,649)      31,244    (51,749)  (11,952,336)    (499,845)
------------------------------------------------------------------------------------------------------------------------------------

                                                                F-7



MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity
For the Period from Inception (January 20, 1999) to May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Accumulated
                                                                                                    Other     Deficit
                                                                                                   Compre-  Accumulated    Total
                                       Common Stock     Additional             Deferred  Common    hensive    During       Stock-
                                  --------------------   Paid-in               Compen-   Stock     Income   Development   holders'
                                     Shares    Amount    Capital    Warrants   sation   Issuable   (Loss)     Stage       Equity
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31,
  2003                24,577,047  $ 24,577  $  9,403,308  $ 2,093,760  $ (48,649) $    31,244  $ (51,749) $(11,952,336) $  (499,845)
Issuance of common
  stock:
- for private
    placements
    and subscrip-
    tions              9,423,079     9,423     1,531,890    2,026,549         --      (31,244)        --            --    3,536,618
- for services         2,394,456     2,395     1,145,731           --   (525,750)          --         --            --      622,376
- for settlement
    of debt              100,000       100        11,900           --         --           --         --            --       12,000
- in exchange of MI
    shares             1,398,411     1,398       502,030           --         --           --         --            --      503,428
- for warrants
    exercised          2,100,000     2,100       960,637     (551,737)        --           --         --            --      411,000
- for options
    exercised            100,000       100        33,400           --         --           --         --            --       33,500
Stock option granted
  to consultants              --        --        59,976           --         --           --         --            --       59,976
Issued warrants for
  services                    --        --            --      814,798   (505,938)          --         --            --      308,860
Warrants expired              --        --     1,391,275   (1,391,275)        --           --         --            --           --
Amortization of
  deferred
  compensation                --        --            --           --    889,962           --         --            --      889,962
Foreign currency
  translation
  adjustment                  --        --            --           --         --           --   (110,366)           --     (110,366)
Loss for the year             --        --            --           --         --           --         --    (3,471,891)  (3,471,891)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31,
  2004                40,092,993    40,093    15,040,147    2,992,095   (190,375)          --   (162,115)  (15,424,227)   2,295,618
====================================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                                F-8

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Operations
Years Ended May 31, 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------
                                               Cumulated
                                                 from
                                               inception
                                              (January 20
                                               1999) to
                                                May 31
                                                 2004                2004              2003
------------------------------------------------------------------------------------------------
EXPENSES
  General and administrative (Note 12)         $  8,083,955      $  2,590,779      $  1,762,692
  Stock-based compensation                        3,486,641            59,976            84,745
  Research and development                        3,398,539           709,003           682,015
  Depreciation                                      578,289           146,783           151,850
  Interest expense                                  879,683             3,876            22,603
  Licenses acquired charged to operations           479,780                --           479,780
------------------------------------------------------------------------------------------------

                                                 16,906,887         3,510,417         3,183,685
------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                            (16,906,887)       (3,510,417)       (3,183,685)

IMPAIRMENT OF INTANGIBLE ASSET                     (503,428)         (503,428)               --

GAIN ON EXTINGUISHMENT OF DEBT                      462,249           462,249                --

INTEREST INCOME                                      49,767                --                --

GAIN ON FOREIGN EXCHANGE                             68,585            79,705             9,576
------------------------------------------------------------------------------------------------

LOSS FOR THE YEAR BEFORE MINORITY INTEREST      (16,829,714)       (3,471,891)       (3,174,109)

MINORITY INTEREST SHARE OF LOSS                   1,663,794                --               699
------------------------------------------------------------------------------------------------

NET LOSS FOR THE YEAR                          $(15,165,920)     $ (3,471,891)     $ (3,173,410)
================================================================================================

LOSS PER COMMON SHARE
  - basic and diluted                                            $      (0.11)     $      (0.17)
================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING
  - basic and diluted                                              31,024,826        19,198,962
================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                              F-9


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Cash Flows
Years Ended May 31, 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------------------------------
                                                              Cumulated
                                                                from
                                                              inception
                                                             (January 20
                                                              1999) to
                                                               May 31
                                                                2004                2004              2003
--------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss for the year                                      $(15,165,920)     $ (3,471,891)     $ (3,173,410)
  Adjustments to reconcile loss to
    net cash used in operating activities:
    - stock-based compensation                                  4,653,587           949,938            84,745
    - stock issued for other than cash                          2,689,643           943,235         1,595,597
    - interest expense on related party loan                      850,000                --                --
    - depreciation                                                578,289           146,783           151,850
    - leasehold improvements written down                          13,300                --                --
    - intangible assets impairment                                653,428           503,428           150,000
    - gain on extinguishment of debt                             (462,249)         (462,249)               --
    - provision for bad debt                                      160,000           160,000                --
    - minority interest                                        (1,663,794)               --              (699)
  Changes in non-cash working capital items:
    - other receivable                                           (173,587)           (7,946)           (1,602)
    - prepaid expenses and deposits                              (255,217)         (207,719)          (24,885)
    - accounts payable                                            193,725          (279,851)         (112,604)
--------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                          (7,928,795)       (1,726,272)       (1,331,008)
--------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Issuance of common stock and warrants for
    cash, less share issuance costs                             8,532,018         3,981,118           894,758
  Due to related parties                                          863,585          (123,398)          (27,151)
  Cash acquired in reverse acquisition                             13,824                --                --
  Subscriptions received                                        1,357,310                --            31,244
  Common stock redemption                                        (120,000)               --                --
  Loan payable                                                    500,000                --           500,000
--------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                      11,146,737         3,857,720         1,398,851
--------------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Acquisition of license                                         (200,000)               --                --
  Purchase of plant and equipment                                (778,981)          (17,078)          (35,931)
--------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                            (978,981)          (17,078)          (35,931)
--------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE EFFECT ON CASH                                  (204,431)          (91,454)          (24,834)
--------------------------------------------------------------------------------------------------------------
INCREASE IN CASH AND CASH EQUIVALENTS                           2,034,530         2,022,916             7,078
CASH AND CASH EQUIVALENTS, beginning of year                           --            11,614             4,536
--------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of year                       $  2,034,530      $  2,034,530      $     11,614
==============================================================================================================

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
  Debt settlement                                                              $    474,249      $    110,835
  Shares issued for service                                                       1,148,125           540,041
  Warrants issued for service                                                       814,798           659,673
  Subscriptions received                                                                 --          (256,066)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                     F-10

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

1.       ORGANIZATION AND NATURE OF OPERATIONS

         MIV Therapeutics Inc. (the "Company") is a development stage company involved in the research, manufacture and development of bio-compatible stent coatings for implantable medical devices and drug-delivery technologies.

         Recapitalization

         On April 25, 2001, the Company executed a Share Exchange and Finance Agreement ("Agreement") with M-I Vascular Innovations, Inc. ("M-I") which is a development stage company incorporated in Delaware. The main business of the Company prior to April 25, 2001 was its InvestorService.com website. This business ceased operations as of April 25, 2001 and, at the time of the Agreement, the Company was a non-operating public company.

         The Agreement closed effective as of May 15, 2001. As a consequence, control of the Company shifted from the shareholders of the Company to the founders of M-I. The change of control resulted from the combined effect of (I) a redemption of 5,500,000 of the common shares of the Company, and (ii) the issuance of 9,010,000 common shares by the Company in a one-for-one exchange for the shares of M-I held by its shareholders. As a result, the former shareholders of M-I obtained a majority interest in the Company.

         As the Company was a non-operating public company, the share exchange has been accounted for as a recapitalization of M-I and an issuance of shares by M-I to the shareholders of the Company. On May 15, 2001, the Company had total assets of $13,824 and total liabilities of $46,544. As the total liabilities exceeded total assets by $32,720, the excess of liabilities over assets over the par value of the stock related to the Company's shareholders was charged to deficit as if a distribution was made to the Company's shareholders. As 43% of the M-I shareholders did not tender their shares in the combination, those interests represent a minority interest in the legal subsidiary. Accordingly, 6,751,790 common shares related to the minority interest were removed from the number of shares outstanding as at May 15, 2001 along with the par value value of such shares, a pro-rate amount from additional paid-in capital and, as the Company has a shareholders' deficiency, an amount from deficit to the extent of the amount removed from common stock and additional paid-in capital. In addition, shares issuable to certain subscribers were reflected as a minority interest. Any such offer will be accounted for as a step purchase.

         Pursuant to the terms of the Agreement, warrants held by shareholders who agreed to exchange their common shares for the Company's common shares were deemed to be exchanged for warrants in the Company. The value of warrants held by shareholders who did not agree to exchange their shares was allocated to minority interest. In addition, the value of compensatory stock options issued by the Company to employees and other non-shareholders and the value relating to common shares issuable in M-I have also been allocated to minority interest.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

1.       ORGANIZATION AND NATURE OF OPERATIONS (continued)

         In connection with the Agreement, the Company issued 2,043,788 common shares during the year ended May 31, 2003. The shares of the Company were exchanged on a one-for-one basis for share of M-I. Accordingly, 2,043,788 common shares were added to the number of shares outstanding along with the par value of such shares, a pro-rated amount to additional paid-in capital and as the Company has a shareholders' deficiency, an amount to deficit to the extent of the amount added to common stock and additional paid-in capital.

         In fiscal year ended May 31, 2004, the Company issued 1,398,411 common shares in exchange on a one-for-one basis for shares of M-I. The exchange was accounted for using the step purchase method and accordingly the purchase price of $503,428, being the fair market value of the Company's shares at the time of exchange, was allocated to intangible assets - undergo research and development as the fair value of net assets acquired in the above noted share exchange was nil.

         In accordance with SFAS No. 142, the research and development arising from the share for share exchange has been written down to nil at year end as the future benefit of the research and development can not be determined at its current stage. (note 3n).

2.       GOING CONCERN

         Since inception, the Company has suffered recurring losses, totalling $15,165,920 as of May 31, 2004. The Company has funded its operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financials statements do not include any adjustments relating to the recoverability of the carrying amounts of the recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Principle of Consolidation

                  The accompanying consolidated financial statements include the accounts of MIV Therapeutics Inc. (incorporated in Nevada,
                  USA), 90% of M-I Vascular Innovations, Inc. (incorporated in Delaware, USA), and its wholly-owned subsidiary, MIVI Technologies, Inc. (incorporated in Yukon, Canada). All significant inter-company transactions and balances have been eliminated.

         (b)      Basis of Presentation

                  These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

         (c)      Development Stage

                  The Company's activities have primarily consisted of establishing facilities, recruiting personnel, conducting research and development, developing business and financial plans and raising capital. Accordingly, the Company is considered to be in the development stage.

         (d)      Property and Equipment

                  Property and equipment are recorded at cost and amortized as follows:

                       Furniture and fixtures        5 years straight-line basis
                       Computer equipment            3 years straight-line basis
                       Laboratory equipment          5 years straight-line basis
                       Leasehold improvements        Over term of lease

         (e)      Research and Development Costs

                  Expenditures for research and development are expensed in the period incurred.

         (f)      Income Taxes

                  The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS" No. 109, "ACCOUNTING FOR INCOME TAXES". Under SFAS No 109, differed income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (g)      Foreign Currency Translation

                  The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year-end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

         (h)      Financial Instruments and Concentration of Credit Risk

                  Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

                  The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and amount due to and from related parties approximate their fair value because of the short-term nature of these instruments.

                  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

         (i)      Earnings (Loss) Per Share

                  Basic earnings or loss per share is based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings/loss per share is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No 128, "EARNINGS PER SHARE." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings (loss) per share in the future, such as warrants, were not included in the computation of diluted earnings (loss) per share because to do so would be antidilutive.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (j)      Stock-Based Compensation

                  The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The company has elected to remain on its current method of accounting as described above, and has adopted the PRO FORMA disclosure requirements of SFAS No. 123.

         (k)      Comprehensive Loss

                  Comprehensive loss includes all changes in equity during the year except those resulting from investments by, or distribution to, shareholders. The Company's comprehensive loss consists solely of net losses and foreign currency translation adjustment for the year.

         (l)      Cash and Cash Equivalents

                  The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution beyond the insured amount. As at May 31, 2004, the Company had deposits of $1,974,530 beyond the insured amount.

         (m)      Long-Lived Assets

                  Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (n)      Intangible Assets

                  Effective June 1, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". This statement requires that goodwill with an indefinite life are not amortized. Goodwill will be tested for impairment annually, and will be tested for impairment between annual tests if any events occur or circumstances change that would indicate that the carrying amount may be impaired. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated non-discounted cash flows used in determining the fair value of the assets. The amount of the impairment loss to be recorded is calculated by the excess of the assets carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

         (o)      Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles in the United State of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

         (p)      Reclassification

                  Certain prior period amounts have been reclassified to conform to the current period presentation.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (q)      Recent Accounting Pronouncements

                  The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

                  In January 2003, the FASB released FASB Interpretation No. 46 ("FIN 46"), CONSOLIDATION OF VARIABLE INTEREST ENTITIES. FIN 46 requires that all primary beneficiaries of variable interest entities consolidate that entity. FIN 46 is effective immediately for variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest it acquired before February 1, 2003. In December 2003, the FASB published a revision to FIN 46 ("FIN 46R") to clarify some of the provisions of the interpretation and to defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provisions of the interpretation in financial statements for periods ending after March 14, 2004. The Company did not create a variable interest entity after January 31, 2003 and does not have a variable interest entity as May 31, 2004. The Company expects that the full adoption of FIN 46R in 2004 will not have a material impact on the Company's financial position or results of operations.

                  In May 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 does not have an impact on the Company's financial statements.

                  In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 30, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 does not have an impact on the Company's financial statements.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

         (q)      Recent Accounting Pronouncements (continued)

                  In December 2003, the FASB issued SFAS No. 132(R), a revision to SFAS No. 132, "EMPLOYERS' DISCLOSURE ABOUT PENSIONS AND OTHER POST-RETIREMENT BENEFITS." SFAS No. 132(R) requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit post-retirement plans. SFAS No. 132(R) is effective for financial statements with fiscal years ending after December 15, 2003, with the exception of disclosure requirements related to foreign plans and estimated future benefit payments which are effective for fiscal years ending after June 15,2 004. The adoption of SFAS 132(R) does not have an impact on the Company's financial position or results of operations.

                  In a December 11, 2003 speech at the American Institute of Certified Public Accountants the Securities and Exchange Commission ("SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore should be valued as a liability. The SEC expressed that they expect registrants to disclose the effect on the financial statement of recognizing the rate-lock commitments as written put options, for quarters commencing after March 15, 2004. Additionally, the SEC recently issued Staff Accounting Bulletin (SAB) No. 105. SAB No. 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. The adoption of SAB No. 105 does not have an impact on the Company's financial statements.

4.       INVESTMENT

         The investment represented 1,200,000 class A common share of Endovasc Ltd. and was disposed of for the settlement of a loan payable in fiscal year 2004 (see Note 5).

5.       LOAN PAYABLE

         The loan payable was secured by the investment in 1,200,000 class A common shares of Endovasc Ltd. The loan, bearing interest equal to the London Interbank offered rate plus 1% per annum, was repayable on December 30, 2005. Interest was payable semi-annually commencing on June 2, 2003.

         During the fiscal year 2004, the Company defaulted on the loan and the investment held as collateral was disposed of. As a result of a court order granted by the Supreme Court of British Columbia, the loan was deemed repaid in full and the Company recognized a gain on the settlement of debt totalling $462,249.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

6.       LICENSES

         (a) On May 17, 2002, the Company entered into a license agreement with Endovasc Ltd., Inc., which provides the Company with the exclusive license to use the technology known as "PRO stent" and "Liprostin/PRO stent", for consideration of $2,200,000. On May 23, 2003, the agreement was terminated. Cash payments totalling $342,280 had been made as at that date, of which $50,000 was allocated to investment in 1,000,000 Class A common shares of Endovac Ltd. Inc. acquired.

                  During the year ended May 31, 2003, the Company recognized an impairment loss of $292,280.

         (b) On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") which provides the Company with the right to use, develop and sublicense coating technology for stents.

                  In consideration of granting the licenses, the Company will pay UBC a royalty of 2.5% of revenue and a royalty ranging from 10% or 15% of sublicense revenue depending upon the sublicensed technology. In addition, various minimum annual royalties, maintenance fees and milestone payments are payable over the period of development. The Company issued 750,000 common shares to UBC as part of the consideration for the grant of the rights.

                  The fair value of $187,500 of the 750,000 common shares issued has been recognized as an impairment loss during the year ended May 31, 2003.

         (c) On March 15, 2004, the Company entered into a collaborative research agreement with the UBC to continue with exploratory research on coating technology for stents for a period from April 1, 2004 to March 31, 2006. During the period of the agreement, various milestone payments will be made to UBC for the continuation of the research program, estimated to be approximately CDN$220,800. As at May 31, 2004, the Company has paid CDN$50,000 and expensed to research and development.

7.       PROPERTY AND EQUIPMENT

                                                          2004                          2003
                                    ----------------------------------------------  ------------
                                                    Accumulated       Net book        Net book
                                         Cost       Amortization        value          value
         -------------------------------------------------------------------------  ------------
         Furniture and fixtures     $    39,405     $    30,654     $     8,751     $    19,179
         Computer equipment             101,858          98,881           2,977           1,129
         Laboratory equipment           573,378         409,456         163,922         275,203
         Leasehold improvements          49,158          47,259           1,899          16,668
         -------------------------------------------------------------------------  ------------
                                    $   763,799     $   586,250     $   177,549     $   312,179
         =========================================================================  ============

                                                F-19

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY

         (a)      Common Stock

                  (i) During the fiscal year ended May 31, 2004, a total of 586,203 Regulation S stock have been issued at a price range from $0.56 to $1.01 per share of which 426,203 was issued for cash for total net proceeds of $207,721 (net of agent's fees of 55,107 Regulation S stocks). 100,000 shares were issued to a consultant for services and 50,000 shares were issued as a loan as security for non-paid commissions.

                  (ii) On June 18, 2003, the Company issued 1,398,411 common shares in connection with the M-I share exchange agreement. The shares of the Company were exchanged on a one for one basis (see Note 1).

                  (iii) On June 26, 2003, the Company issued 657,592 Units, where 572,592 Units were at a price of $0.20 per Unit and 85,000 Units at $0.25 per Unit for total proceeds of $135,768. An additional 40,000 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $92,312 was allocated to the common shares and $43,456 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.75 until June 26, 2004.

                  (iv) On August 28, 2003, the Company issued 50,000 Units at a price of $0.20 per Unit for proceeds of $10,000. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $6,726 was allocated to the common shares and $3,274 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.75 until August 28, 2004.

                  (v) On November 5, 2003, the Company issued 1,000,000 Units at a price of $0.35 per Unit for proceeds of $350,000. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $217,997 was allocated to the common shares and $132,003 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.75 until November 5, 2004, and thereafter for $1.00 until November 5, 2005.

                  (vi) On January 14, 2004, the Company issued 71,429 Units at a price of $0.35 per Unit for proceeds of $25,000. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $14,356 was allocated to the common shares and $10,644 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 for a period of six months from the date of subscription, and thereafter for $0.75 for the next six months.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY (continued)

         (a)      Common Stock (continued)

                  (vii) On January 14, 2004, the Company issued 182,143 Units at a price of $0.35 per Unit for proceeds of $63,750. An additional 5,714 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $40,806 was allocated to the common shares and $22,944 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 for a period of six months from the date of subscription, and thereafter for $0.75 for the next six months.

                  (viii) On February 23, 2004, the Company issued 100,000 Units at a price of $0.35 per Unit for proceeds of $35,000. An additional 10,000 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $24,608 was allocated to the common shares and $10,392 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 until August 1, 2004, and thereafter for $0.75 until February 1, 2005.

                  (ix) On February 23, 2004, the Company issued 120,000 Units at a price of $0.35 per Unit for proceeds of $42,000. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $29,530 was allocated to the common shares and $12,470 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 until August 6, 2004, and thereafter for $0.75 until February 6, 2005.

                  (x) On March 18, 2004 and April 23, 2004, the Company issued 5,194,444 and 1,555,554 Units, respectively, at a price of $0.45 per Unit for net proceeds of $2,311,723. Each Unit consists of one common share, one Series "A" and one Series "B" stock purchase warrants. One Series "A" share purchase warrants entitles the holder to acquire one-half of one common share (for a total of 3,374,999 shares) at a price $0.66 per share up to five years from date of issue. One Series "B" stock purchase warrants entitles the holder to acquire one-half of one common share (for a total of 3,374,999 shares) at a price of $0.66 per share up to six months from date of registration, and to acquire one-quarter of one common share (for a total of 1,687,498 shares) at a price of $0.75 per share up to six months from date of registration.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY (continued)

         (a)      Common Stock (continued)

                           In consideration for completing the financing, the Company paid the Agent a cash commission of $338,876 (which is equal to 10% of the total proceeds including expenses) and issued 674,997 Agents Warrants Series "C", entitling the holder to acquire one common share at a price of $0.66 per share up to 5 years from the date of issue. The estimated fair value of the Agents Warrants was $386,900.

                           Of the net proceeds, $777,184 was allocated to the common shares and $1,534,539 was allocated to the warrants.

                  (xi) During the year ended May 31, 2004, the Company issued an aggregate of 2,394,456 common shares for consulting, business development, legal services and research and development for a total value of $1,148,125.

                  (xii) On July 11, 2003, the Company issued 100,000 common shares to a consultant in compliance with the Settlement Agreement dated June 5, 2003 for $12,000.

                  (xiii) On July 11, 2003, the Company issued 50,000 common shares to a former consultant of the Company for stock options exercised at a price of $0.17 per share, for total proceeds of $8,500.

                  (xiv) On March 18, 2004, the Company issued 50,000 common shares to a former director of the Company for stock options exercised at a price of $0.50 per share, for total proceeds of $25,000.

                  (xv) On various dates from June to July 2003, the Company issued 1,000,000 shares pursuant to an exercise of stock purchase warrants at a price of $0.40 per share, for total proceeds of $400,000.

                  (xvi) On May 7, 2004, the Company issued 500,000 common shares to an officer of the Company pursuant to an exercise of stock purchase warrants for total proceeds of $5,000 for acquisition of technology.

                  (xvii) On May 14, 2004, the Company issued 600,000 common shares to a former consultant pursuant to an exercise of stock purchase warrants for total proceeds of $6,000 for services rendered in 2002 and 2003.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY (continued)

         (b)      Warrants

                  The following table summarizes information about the warrants issued by the Company:

                                                                                                      Weighted
                                                                                                      Average
                                                                                Number of Shares   Exercise price
                                                                                ----------------  ---------------
                   Balance, May 31, 2002                                              3,693,333             0.75

                   Issued - private placement                                         3,092,688             0.75
                   Issued - services rendered                                         3,550,000             0.36
                   Issued - share exchange agreement                                    381,800             0.75
                                                                                ----------------  ---------------

                   Balance, May 31, 2003                                             10,717,821             0.62

                   Issued - private placement                                         2,181,164             0.75
                   Issued - finders' fees                                                55,714             0.60
                   Issued - services rendered                                         3,375,000             0.40
                   Extended                                                             381,800             0.75
                   Exercised                                                         (2,100,000)           (0.20)
                   Expired                                                           (5,225,050)           (0.75)
                                                                                ----------------  ---------------

                   Balance, May 31, 2004                                              9,386,449             0.60
                                                                                ================  ===============

                  During the year ended May 31, 2004, the Company issued 3,375,000 warrants, with exercise prices ranging from $0.01 to $0.75 per share, to various consultants for services rendered to the Company. These warrants had a fair value of $814,798.

                  During the year ended May 31, 2004, the board of directors approved an extension to the expiry date for 381,800 warrants outstanding from April 30, 2004 to April 30, 2005.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY (continued)

         (c)      Stock Options

                  The Company's incentive stock options plan provides for the grant of incentive stock options for up to 5,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed five years from the date of grant. Stock options granted generally vest over a period of two years.

                  In fiscal year 2004, the Company granted an aggregate of 995,000 stock options; 795,000 to employees/directors of the Company and 200,000 to consultants. Each option entitles its holder to acquire one common share of the Company between $0.30 and $0.50 per share, being vested immediately and expires five years from date of grant.

                  The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model assuming no dividend yield and the following weighted average assumptions for options granted:

                                                             2004         2003
                                                             ----         ----

                           Risk-free interest rate            5.25%       5.25%
                           Expected life (in years)         5 years     3 years
                           Expected volatility              136.11%        195%

                  Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models do not necessarily provide reliable measure of the fair value of the Company's stock options.

                  Compensation cost related to the stock options granted to consultants during the year ended May 31, 2004 was charged to operations at their fair value of $53,276 (2003 - $251,057).

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY (continued)

         (c)      Stock Options (continued)

                  A summary of the weighted average fair value of stock options granted during the year ended May 31, 2004 is as follows:

                  ---------------------------------------------------------- -------------- -------------
                                                                                   Weighted      Weighted
                                                                                    Average       Average
                                                                                   Exercise          Fair
                                                                                      Price         Value
                  ---------------------------------------------------------- -------------- -------------
                  Exercise price equals market price at grant date:                $ 0.40        $ 0.40

                  Exercise price greater than market price at grant date:          $ 0.50        $ 0.31

                  Exercise price less than market price at grant date:             $ 0.30        $ 0.31
                  ========================================================== ============== =============

                  Summary of employee stock options information for the year ended May 31, 2004 is as follows:

                  ------------------------------------------------- ------------------- -----------------
                                                                                                Weighted
                                                                                                 Average
                                                                                                Exercise
                                                                              Shares               Price
                  ------------------------------------------------- ------------------- -----------------
                  Options outstanding, May 31, 2002                        3,575,000              $0.68

                  Options granted                                          1,290,000               0.43
                  Options cancelled                                         (690,000)              1.07
                  ------------------------------------------------- ------------------- -----------------

                  Options outstanding, May 31, 2003                        4,175,000               0.53

                  Options granted                                            995,000               0.35
                  Options exercised                                         (100,000)             (0.335)
                  Options cancelled                                         (565,000)             (0.742)
                  Options expired                                           (250,000)             (0.668)
                  ------------------------------------------------- ------------------- -----------------

                  Options outstanding, May 31, 2004                        4,255,000               0.47
                  ================================================= =================== =================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY (continued)

         (c)      Stock Options (continued)

                  The following summarizes information about the stock options outstanding at May 31, 2004:

                                  Options Outstanding and exercisable
                           -------------------------------------------------
                                                                Weighted
                                                                Average
                                                  Number        Remaining
                              Exercise              Of         Contractual
                               Price              Shares       Life (Years)
                           ---------------- --------------- ----------------

                           $      0.17            900,000          2.95
                                  0.21            500,000          3.89
                                  0.30            670,000          4.45
                                  0.40            125,000          4.95
                                  0.50            550,000          3.28
                                  0.55            650,000          3.50
                                  1.00            860,000          1.74
                           ---------------- --------------- ----------------

                           $      0.47          4,255,000          3.24
                           ================ =============== ================

                  Had compensation expense for the Company's stock-based compensation plans been determined under SFAS No. 123, based on the fair market value at the grant dates, the Company's pro-forma net loss and pro-forma net loss per share would have been reflected as follows:

                  --------------------------------------------------------- -------------------- -------------------
                                                                                    2004                 2003
                  --------------------------------------------------------- -------------------- -------------------
                  Net loss, as reported                                        $   (3,471,891)       $  (3,173,410)
                    Add: Stock-based employee compensation expense
                    included in reported net income, net of related tax
                    effects                                                             6,700                    -

                    Deduct: Total stock-based employee compensation
                    expense determined under fair value based method for
                    all awards, net of related tax effects                           (226,962)            (168,437)
                  --------------------------------------------------------- -------------------- -------------------

                  Pro-forma loss for the year                                      ($3,251,629)       $  (3,341,847)
                  ========================================================= ==================== ===================

                  Pro-forma basic and diluted loss per share                          (0.10)               (0.17)
                  ========================================================= ==================== ===================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

9.       RELATED PARTY TRANSACTIONS

         The following services were provided by related parties. These transactions, recorded at fair market values were as follows:

         (a) During the year ended May 31, 2004, the Company paid or accrued $229,996 of management and consulting fees to two directors and officers of the Company.

         (b)      As at May 31, 2004, an amount of $13,585 (2003 - $134,178) was due to the Chief Executive Officer of the Company.

10.      INCOME TAXES

         The Company is subject to income taxes in the United States of America while its subsidiary is subject to income taxes in Canada. US federal net operating loss carryforwards of $9,490,000, if not utilized to offset taxable income in future periods, expire between 2021 and 2024, Canadian net operating loss carryforwards of $3,090,000, if not utilized to offset taxable income in future periods, expire between the years 2008 and 2014.

         Following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rates of 35% for the years ended May 31, 2004 and 2003:

                                                                            2004            2003
                                                                       -----------------------------
          Income tax benefit at statutory rate                         $(1,156,000)     $(1,117,000)
          Certain non-deductible expenses                                  140,000          108,000
          Change in valuation allowance                                  1,016,000        1,009,000
                                                                       -----------------------------

                                                                       $        --      $        --
                                                                       =============================

         The Company's total deferred tax asset is as follows:

                                                                            2004            2003
                                                                       -----------------------------
          Tax benefit relating to net operating loss carryforwards
                                                                       $ 4,402,000      $ 3,409,000
          Plant and equipment                                              151,000          151,000
          Valuation allowance                                           (4,553,000)      (3,560,000)
                                                                       -----------------------------

                                                                       $        --      $        --
                                                                       =============================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

11.      COMMITMENTS AND CONTINGENT LIABILITIES


         (a) The Company has obligations under a long-term premises lease for a period of five years from November 1, 2000. The future minimum rent payments are as follows:

                  2005                                         $       120,300
                  2006                                                  50,125
                  -------------------------------------------  ----------------

                                                               $       170,425
                  ===========================================  ================

         (b) The Company placed 6,000,000 common stock to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. The Company is conducting a Regulation S Offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. Up to a maximum of 10,000,000 Regulation S stocks of the Company will be offered through the Exchange at a price of $0.50 to non-U.S. persons only. The trustee will receive a fee of 3% of the total value of the stocks held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering is sold. The stocks may only be traded on German stock exchanges pursuant to Regulation S.

                  As at May 31, 2004, 5,413,797 Regulation S stocks are held in trust by the financial custodian.

         (c) During the fiscal year 2004, the Company entered into a consulting agreement where the Company will:

         (a) pay a finder's fee of 25% of the capital raised through the sale of Regulation S stock;

         (b)      issue 100,000 Regulation S stock (issued); and

         (c) loan 50,000 Regulation S stock as security for future non-paid commissions (issued).

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

11.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         (d) On November 18, 2002, a lawsuit against the Company was filed in the Supreme Court of British Columbia.

                  The Statement of Claim arising from a Settlement Agreement, dated September 14, 2001, seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or, alternatively, damages and costs.

                  The Company and Vascular attended a court hearing in chambers on April 16, 17 and 25, 2003 on a summary trial application by the Plaintiff for an Order for a declaration of specific performance that the Plaintiff is entitled to an exchange of 3,192,399 common shares of Vascular for 3,192,399 common shares of the Company pursuant to the Settlement Agreement entered into on September 14, 2001. The Plaintiff was granted the relief he sought at the summary trial and the Company was ordered to perform the share exchange. The Company has appealed the decision to the British Columbia Court of Appeal and the appeal hearing has been set on September 7, 2004.

                  On May 16, 2003, the Company delivered a Take-Over Bid Circular (the "Circular") to the Plaintiff, offering to exchange his common shares in Vascular for shares in the Company pursuant to British Columbia securities laws and regulations. In late May 2003, after the judgement was received, the Company asked the Plaintiff to submit his Vascular share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the judgement and exchange his shares in accordance with British Columbia securities laws and regulations. The Plaintiff refused to submit his share certificates and, to date, the Company has not completed a share exchange of his 3,192,399 Vascular shares.

                  In a counterclaim in the Supreme Court of British Columbia, the Company continues to dispute the Plaintiff's entitlement to the 3,192,399 Vascular shares and any Company shares that he may receive pursuant to court order.

                  Management currently believes that it will be successful in defending against the claims. However, if the Company is unsuccessful in its defense, it could be required to issue 3,192,399 common shares to the claimant.

                  The outcome of this contingency cannot be determined at this time.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

11.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         (e) On February 16, 2004, the Company received a letter from a creditor's legal counsel demanding payment of alleged consulting fees in arrears. Furthermore, the creditor claimed that the consulting agreement was terminated without cause and the Company is liable for an additional Cdn$330,000 in fees relating to the consulting agreement. The Company has counter-offered to settle the current outstanding balance in accounts payable and to negate all other claims. The outcome of this contingent liability cannot be determined at this time.

         (f) In fiscal year 2004, the Company wrote off $112,348 of accounts payable and accrued liabilities. In management's opinion, it has been determined that these amounts do not represent valid liabilities as they have been long outstanding and no claims for them have been received for more than two years. Until such unlikely time a claim is put forward for these amounts, the Company has written them off.

12.      GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses comprise the following:

                                                                         2004             2003
                                                                    ------------------------------
         Legal                                                       $   146,311      $   238,490
         Public relations, financing and corporate development           772,493          205,551
         Management fees                                                 229,996          228,760
         Consulting                                                      856,692          744,814
         Bad debt                                                        160,000               --
         Operating expenses                                              425,287          345,077
                                                                    ------------------------------

                                                                     $ 2,590,779      $ 1,762,692
                                                                    ==============================

                                               F-30

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Financial Statements
Year Ended May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

13.      SUBSEQUENT EVENTS

         (a) On June 3, 2004, the Company issued 11,295 common shares at a value of $5,873 for advanced scientific research consulting services.

         (b) On June 9, 2004, the Company issued 10,000 units at a value of $0.35 per unit as finder's fee for a subscription received on February 6, 2004. Each unit consists of one common share and one non-transferable share purchase warrant to purchase an additional share for $0.60 until August 1, 2004, and thereafter for $0.75 until February 1, 2005.

         (c) On July 6, 2004, the Company issued 16,756 common shares at a value of $6,032 for advanced scientific research consulting services.

         (d) On July 13, 2004, the Company entered into a Settlement Agreement ("Agreement") to cancel shares and warrants issued pursuant to an Investment Banking Agreement dated April 15, 2003 and a Warrant Agreement dated June 9, 2003. The Agreement was signed by both parties concerned on July 9, 2004. Pursuant to the Agreement, common shares of 65,217 and warrants totaling 1,400,000 are cancelled.

         (e) Subsequent to the fiscal year end, the Company entered into a Contractor Agreement with an unrelated party to perform a 28-day study in porcine coronary arteries for an estimated cost of US$48,348, of which 50% have been paid with the remaining balance to be paid upon completion of the study.

         (f) Subsequent to the fiscal year end, the Company is in the final stages of entering into a Agreement to acquire a medical device technology company in Israel. The agreement has not been finalized.

                           MIV THERAPEUTICS, INC. AND SUBSIDIARIES
                           (A DEVELOPMENT STAGE COMPANY)

                           MIV THERAPEUTICS INC.
                           (A development stage company)

                           Consolidated Financial Statements

                           August 31, 2004

                           (Unaudited - Prepared by Management)

                           INDEX
                           -----

                           Consolidated Balance Sheets

                           Consolidated Statements of Stockholders' Equity

                           Consolidated Statements of Operations

                           Consolidated Statements of Cash Flows

                           Notes to Consolidated Financial Statements


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Balance Sheets
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              August 31                 May 31
                                                                                                   2004                   2004
-------------------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                          $        1,278,361    $         2,034,530
  Other receivable                                                                               22,386                 13,336
  Prepaid expenses and deposits                                                                 320,485                254,659
-------------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                                          1,621,232              2,302,525

PROPERTY AND EQUIPMENT, net (Note 3)                                                            172,279                177,549
-------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                         $        1,793,511    $         2,480,074
===============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
  Accounts payable                                                                   $          183,982    $           170,871
  Due to related parties (Note 5)                                                                     -                 13,585
-------------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                                       183,982                184,456
-------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

COMMON STOCK (Note 4)
  Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares with a par value of $0.001
  Issued and outstanding:
         40,184,835 common shares at August 31, 2004 and
         40,092,993 common shares at May 31, 2004                                                40,184                 40,093

ADDITIONAL PAID-IN CAPITAL                                                                   15,064,057             15,040,147

WARRANTS                                                                                      3,117,463              2,992,095

DEFERRED COMPENSATION                                                                          (162,975)              (190,375)

COMMON STOCK ISSUABLE                                                                                 -                      -

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                                            (16,283,080)           (15,424,227)

ACCUMULATED OTHER COMPREHENSIVE INCOME                                                         (166,120)              (162,115)
-------------------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                                       1,609,529              2,295,618
-------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $        1,793,511    $         2,480,074
===============================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Accumulated
                                                                                                      Other      Deficit
                                                                                                    Compre-  Accumulated       Total
                                  Common Stock     Additional                Deferred    Common    hensive       During      Stock-
                               -------------------    Paid-in                 Compen-     Stock     Income  Development    holders'
                               Shares      Amount     Capital     Warrants     sation  Issuable     (Loss)        Stage      Equity
------------------------------------------------------------------------------------------------------------------------------------
                                           $          $            $          $          $         $           $            $
BALANCE, May 31, 2003          24,577,047  24,577   9,403,308    2,093,760    (48,649)   31,244    (51,749) (11,952,336)   (499,845)
Issuance of common stock:
- for private placements and
    subscriptions               9,423,079   9,423   1,531,890    2,026,549          -   (31,244)         -            -   3,536,618
- for services                  2,394,456   2,395   1,145,731            -   (525,750)        -          -            -     622,376
- for settlement of debt          100,000     100      11,900            -          -         -          -            -      12,000
- in exchange of MI shares      1,398,411   1,398     502,030            -          -         -          -                  503,428
- for warrants exercised        2,100,000   2,100     960,637     (551,737)         -         -          -            -     411,000
- for options exercised           100,000     100      33,400            -          -         -          -            -      33,500
Stock option granted to
  consultants                           -       -      59,976            -          -         -          -            -      59,976
Issued warrants for services            -       -           -      814,798   (505,938)        -          -            -     308,860
Warrants expired                        -       -   1,391,275  (1,391,275)          -         -          -            -           -
Amortization of deferred
  compensation                          -       -           -            -    889,962         -          -            -     889,962
Foreign currency translation
  adjustment                            -       -           -            -          -         -   (110,366)           -    (110,366)
Loss for the year                       -       -           -            -          -         -          -   (3,471,891) (3,471,891)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2004          40,092,993  40,093  15,040,147    2,992,095   (190,375)        -   (162,115) (15,424,227)  2,295,618
Issuance of common stock:
- for services                     81,842      81      23,920            -          -         -          -            -      24,001
- for finder's fee on private
    placements completed in
    prior period                   10,000      10        (10)            -          -         -          -            -           -
Issued warrants for services            -       -           -      125,368   (125,368)        -          -            -           -
Amortization of deferred
  compensation                          -       -           -            -    152,768         -          -            -     152,768
Foreign currency translation
  adjustment                            -       -           -            -          -         -     (4,005)           -     (4,005)
Loss for the period                     -       -           -            -          -         -          -     (858,853)   (858,853)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, August 31, 2004       40,184,835  40,184  15,064,057    3,117,463   (162,975)        -   (166,120) (16,283,080)  1,609,529
====================================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Operations
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------------------------------------------------------
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                            Cumulated
                                                                                 from
                                                                            inception
                                                                          (January 20
                                                                             1999) to                    THREE MONTHS ENDED
                                                                            August 31                         AUGUST 31
                                                                                 2004                 2004                 2003
--------------------------------------------------------------------------------------------------------------------------------
EXPENSES
  General and administrative (Note 7)                               $       8,711,120    $         668,445    $         573,085
  Stock-based compensation                                                  3,486,641                    -                    -
  Research and development                                                  3,627,219              187,400               73,354
  Depreciation                                                                584,864                6,575               35,605
  Interest expense                                                            879,683                    -                7,434
  Licenses acquired charged to operations                                     479,780                    -                    -
--------------------------------------------------------------------------------------------------------------------------------

                                                                           17,769,307              862,420              689,478
--------------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                      (17,769,307)            (862,420)            (689,478)

IMPAIRMENT OF INTANGIBLE ASSET                                              (503,428)                    -                    -

GAIN ON EXTINGUISHMENT OF DEBT                                                462,249                    -                    -

INTEREST INCOME                                                                53,042                3,275                    -

GAIN ON FOREIGN EXCHANGE                                                       68,877                  292                   87
--------------------------------------------------------------------------------------------------------------------------------

LOSS FOR THE YEAR BEFORE MINORITY INTEREST                                (17,688,567)            (858,853)            (689,565)

MINORITY INTEREST SHARE OF LOSS                                             1,663,794                    -                    -
--------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                             $     (16,024,773)   $        (858,853)   $        (689,565)
================================================================================================================================

LOSS PER COMMON SHARE

  - basic and diluted                                                                    $           (0.02)   $           (0.03)
================================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING
  - basic and diluted                                                                           40,139,931           27,297,100
================================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Cash Flows
                      (Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------
                                                                          Cumulated
                                                                               from
                                                                          inception
                                                                        (January 20
                                                                           1999) to                    THREE MONTHS ENDED
                                                                          August 31                         AUGUST 31
                                                                               2004                 2004                 2003
--------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss for the period                                         $     (16,024,773)   $        (858,853)   $        (689,565)
  Adjustments to reconcile loss to
    net cash used in operating activities:
    - stock-based compensation                                            4,806,355              152,768                    -
    - stock issued for other than cash                                    2,713,644               24,001              278,069
    - interest expense on related party loan                                850,000                    -                    -
    - depreciation                                                          584,864                6,575               35,605
    - leasehold improvements written down                                    13,300                    -                    -
    - intangible assets impairment                                          653,428                    -                    -
    - gain on extinguishment of debt                                       (462,249)                   -                    -
    - provision for bad debt                                                160,000                    -                    -
    - minority interest                                                  (1,663,794)                   -                    -
  Changes in non-cash working capital items:
    - other receivable                                                     (182,637)              (9,050)               2,440
    - prepaid expenses and deposits                                        (321,043)             (65,826)              22,634
    - accounts payable                                                      206,836                 (474)             (30,938)
------------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                    (8,666,069)            (750,859)            (381,755)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Issuance of common stock and warrants for
    cash, less share issuance costs                                       8,532,018                    -              512,204
  Due to related parties                                                    850,000                    -              (54,834)
  Cash acquired in reverse acquisition                                       13,824                    -                    -
  Subscriptions received                                                  1,357,310                    -                    -
  Common stock redemption                                                  (120,000)                   -                    -
  Loan payable                                                              500,000                    -                    -
------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                11,133,152                    -              457,370
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Acquisition of license                                                   (200,000)                  -                    -
  Purchase of plant and equipment                                          (780,286)              (1,305)              (1,819)
------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                      (980,286)              (1,305)              (1,819)
------------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE EFFECT ON CASH                                            (208,436)              (4,005)              (2,240)
------------------------------------------------------------------------------------------------------------------------------
INCREASE IN CASH AND CASH EQUIVALENTS                                     1,278,361             (756,169)              71,556
CASH AND CASH EQUIVALENTS, beginning of period                                    -            2,034,530               11,614
------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period                          $       1,278,361    $       1,278,361    $          83,170
==============================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
August 31, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

1.       BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for fair presentation of financial position, results of operations and cash flows for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The statements of operations for the three months ended August 31, 2004 are not necessarily indicative of the results to be expected for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2004 Annual Report on Form 10-K for the year ended May 31, 2004.

2.       GOING CONCERN

         Since inception, the Company has suffered recurring losses, totalling $16,024,773 as of August 31, 2004. The Company has funded its operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These condensed consolidated financials statements do not include any adjustments relating to the recoverability of the carrying amounts of the recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
August 31, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.       PROPERTY AND EQUIPMENT

                                                                               August 31, 2004
                                                          ----------------------------------------------------------
                                                                                     Accumulated           Net book
                                                                     Cost           Amortization              value
         -----------------------------------------------------------------------------------------------------------
         Furniture and fixtures                           $        39,405   $             32,854  $           6,551
         Computer equipment                                       101,858                 99,151              2,707
         Laboratory equipment                                     574,734                411,713            163,021
         Leasehold improvements                                    49,158                 49,158                  -
         -----------------------------------------------------------------------------------------------------------
                                                          $       765,155   $            592,876  $         172,279
         ===========================================================================================================

                                                                                May 31, 2004
                                                          ----------------------------------------------------------
                                                                                     Accumulated           Net book
                                                                     Cost           Amortization              value
         -----------------------------------------------------------------------------------------------------------

         Furniture and fixtures                           $        39,405   $             30,654  $           8,751
         Computer equipment                                       101,858                 98,881              2,977
         Laboratory equipment                                     573,378                409,456            163,922
         Leasehold improvements                                    49,158                 47,259              1,899
         -----------------------------------------------------------------------------------------------------------
                                                          $       763,799   $            586,250  $         177,549
         ===========================================================================================================

4.       STOCKHOLDERS' EQUITY

         (a)      Common Stock

                  (i) During the three month period ended August 31, 2004, the Company issued an aggregate of 81,842 common shares for consulting and research and development for a total value of $24,000.

                  (ii) On June 9, 2004, the Company issued 10,000 Units as finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Each warrant entitles the holder to purchase one common share of the Company for $0.60 until August 6, 2004, and thereafter for $0.75 until February 6, 2005.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
August 31, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

4.       STOCKHOLDERS' EQUITY  (continued)

         (b)      Warrants

                  The following table summarizes information about the warrants issued by the Company:

                                                                                  Weighted
                                                                                   Average
                                                          Number of Shares  Exercise price
                                                          ---------------------------------

                   Balance, May 31, 2003                       10,717,821            0.62

                   Issued - private placement                   2,181,164            0.75
                   Issued - finders' fees                          55,714            0.60
                   Issued - services rendered                   3,375,000            0.40
                   Extended                                       381,800            0.75
                   Exercised                                   (2,100,000)          (0.20)
                   Expired                                     (5,225,050)          (0.75)
                                                          ---------------------------------

                   Balance, May 31, 2004                        9,386,449            0.60
                                                          =================================

                   Issued - finders' fees                          10,000            0.60
                   Issued - services rendered                   1,350,000            0.45
                   Expired                                     (3,942,575)          (0.75)
                                                          ---------------------------------

                   Balance, August 31, 2004                     6,803,874            0.60
                                                          =================================

         (c)      Stock Options

                  The Company's incentive stock options plan provides for the grant of incentive stock options for up to 5,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed five years from the date of grant. Stock options granted generally vest over a period of two years. No options were granted during the period.

                  Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models do not necessarily provide reliable measure of the fair value of the Company's stock options.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
August 31, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

4.       STOCKHOLDERS' EQUITY (continued)

         (c)      Stock Options (continued)

                  Summary of employee stock options information for the period ended August 31, 2004 is as follows:

                  -------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                                                                            Average
                                                                                                           Exercise
                                                                                      Shares                  Price
                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------
                  Options outstanding, May 31, 2003                                4,175,000                  0.53

                  Options granted                                                    995,000                  0.35
                  Options exercised                                                 (100,000)               (0.335)
                  Options cancelled                                                 (565,000)               (0.742)
                  Options expired                                                   (250,000)               (0.668)
                  -------------------------------------------------------------------------------------------------

                  Options outstanding, May 31, 2004                                4,255,000                  0.47

                  Options expired                                                   (300,000)                (1.00)
                  -------------------------------------------------------------------------------------------------

                  Options outstanding, August 31, 2004                             3,955,000                  0.43
                  =================================================================================================

                  The following summarizes information about the stock options outstanding at August 31, 2004:

                           Options Outstanding and exercisable
                  ------------------------------------------------------
                                                          Weighted
                                                          Average
                                        Number           Remaining
                  Exercise                Of            Contractual
                  Price                 Shares          Life (Years)
                  ------------------------------------------------------

                  $      0.17              900,000          2.95
                         0.21              500,000          3.89
                         0.30              670,000          4.45
                         0.40              125,000          4.95
                         0.50              550,000          3.28
                         0.55              650,000          3.50
                         1.00              560,000          1.74
                  ------------------------------------------------------

                  $      0.43            3,955,000          3.24
                  ======================================================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
August 31, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

5.       RELATED PARTY TRANSACTIONS

         The following services were provided by related parties. These transactions, recorded at fair market values were as follows:

         (d) During the three month period ended August 31, 2004, the Company paid or accrued $67,979 of management and consulting fees to two directors and officers of the Company.

         (e) As at August 31, 2004, an amount of $Nil (2004 - $13,585) was due to the Chief Executive Officer of the Company.

6.       INCOME TAXES

         The Company is subject to income taxes in the United States of America while its subsidiary is subject to income taxes in Canada. US federal net operating loss carryforwards of $9,490,000, if not utilized to offset taxable income in future periods, expire between 2021 and 2024, Canadian net operating loss carryforwards of $3,090,000, if not utilized to offset taxable income in future periods, expire between the years 2008 and 2014.

         Following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rates of 35% for the years ended May 31, 2004 and 2003:

                                                                                     August 31               May 31
                                                                                          2004                 2004
                                                                           -----------------------------------------
          Income tax benefit at statutory rate                             $          (300,000) $        (1,156,000)
          Certain non-deductible expenses                                              100,000              140,000
          Change in valuation allowance                                                200,000            1,016,000
                                                                           -----------------------------------------

                                                                           $              -     $              -
                                                                           =========================================

         The Company's total deferred tax asset is as follows:

                                                                                      August 31             May 31
                                                                                           2004               2004
                                                                           -----------------------------------------

          Tax benefit relating to net operating loss carryforwards           $        5,252,000  $       4,402,000
          Plant and equipment                                                           151,000            151,000
          Valuation allowance                                                        (5,403,000)        (4,553,000)
                                                                           -----------------------------------------

                                                                             $            -      $             -
                                                                           =========================================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
August 31, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

7.       GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses comprise the following:

                                                                                       August 31           August 31
                                                                                            2004                2003
                                                                               --------------------------------------
         Legal                                                                  $         63,091      $       82,699
         Public relations, financing and corporate development                            32,223              75,771
         Management fees                                                                  61,970              54,597
         Consulting                                                                      202,322             253,461
         Operating expenses                                                              308,839             106,557
                                                                               --------------------------------------

                                                                                $        668,445      $      573,085
                                                                               ======================================

8.       SUBSEQUENT EVENTS

         (a) On September 2, 2004, the Company issued 27,339 common shares at a value of $7,655 for advanced scientific research and consulting services.

         (b) On September 13, 2004, the Company approved its 2004 Incentive Stock Option Plan to issue up to 5 million shares of the Company's shares to employees, officers, directors and consultants.

         (c) On September 22, 2004 the British Columbia Court of Appeal dismissed with costs two appeals of MIV Therapeutics, Inc. (the Company") seeking to set aside the Order of the Honourable Mr. Justice Lowry pronounced on May 20, 2003 whereby the British Columbia Supreme Court ordered the Company and its majority owned subsidiary M-I Vascular Innovations, Inc. ("Vascular") to take all necessary steps to exchange 3,192,399 shares of Vascular owned by John Ma for 3,192,399 shares of the Company. The Company intends to apply for leave to appeal the Court of Appeal's decision to the Supreme Court of Canada. The Company expects that a hearing in the Supreme Court of Canada will be set down within a year, if leave to appeal is granted. The Company believes it will be successful in obtaining leave to appeal.

                  By counterclaim in the British Columbia Supreme Court, the Company continues to dispute John Ma's entitlement to his Vascular shares (and to any Company shares he receives in exchange for his Vascular shares), and the Company is suing Mr. Ma for damages for fraudulent misrepresentation. In a further action in the Supreme Court of British Columbia, the Company is suing Mr. Ma for defamation.

                  The Company believes it will be successful in its claims.